Notice of Put Right for
All Outstanding Shares of Class A Callable Puttable Common Stock
of
Dreyer’s Grand Ice Cream Holdings, Inc.
at
$83.00 per Class A Share
This Put Right expires at 5:00 P.M.,
New York City time, on Friday, January 13, 2006.
          To holders of shares of Class A Callable Puttable Common Stock (the “Class A Shares”) of Dreyer’s Grand Ice Cream Holdings, Inc., a Delaware corporation (“Dreyer’s”):
          This notice (this “Notice of Put Right”) is being sent to you pursuant to Section (c)(ii)(B) of Article FIFTH of the Restated Certificate of Incorporation of Dreyer’s (the “Restated Certificate”). Capitalized terms used in this Notice of Put Right, unless otherwise defined herein, will have the meanings given such terms in the Restated Certificate.
          Under Section (c)(ii) of Article FIFTH of the Restated Certificate, you have the right to require Dreyer’s to purchase (the “Put Right”) all or part of the Class A Shares held by you, subject to the terms and conditions of the Restated Certificate, for $83.00 in cash per Class A Share (the “Purchase Price”). If you elect to require Dreyer’s to purchase your Class A Shares at the Purchase Price, you must do so by delivering a Letter of Transmittal and your Class A Shares to Mellon Investor Services, Depositary Agent for the Put Right, prior to 5:00 p.m. New York City time on January 13, 2006.
      This Notice of Put Right relates to the first put period, which begins on December 1, 2005 and ends at 5:00 p.m. New York City time on January 13, 2006 (the “First Put Period”).
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PUT RIGHT OR PASSED UPON THE MERITS OR FAIRNESS OF THE PUT RIGHT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Important
          Stockholders who desire to exercise the Put Right should do the following, as applicable:
          (1)           complete and sign the enclosed Letter of Transmittal and enclose all documents required by it and its instructions, including any certificate representing Class A Shares (or mark the section of the Letter of Transmittal to surrender Class A Shares held directly in book entry form through the Direct Registration System maintained by Mellon Investor Services) and any required signature guarantees, and mail or deliver them to Mellon Investor Services, Depositary Agent for the Put Right, at the address listed on the back cover of this Notice of Put Right; or
          (2)           follow the procedures for book entry transfer of Class A Shares held in book entry form by the Depository Trust Company, as set forth in “Procedures for Exercising the Put Right – Valid Delivery Through Book Entry Delivery of Class A Shares from the Depository Trust Company to Mellon Investor Services” on page 31; or
          (3)           request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.
          Stockholders who have Class A Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to exercise the Put Right for those Class A Shares.
          Stockholders who desire to deliver Class A Shares and whose certificates for such Class A Shares are not immediately available, or who cannot comply with the procedure for book entry transfer on a timely basis, may deliver such Class A Shares by following the procedures for guaranteed delivery set forth in “Procedures for Exercising the Put Right – Guaranteed Delivery” on page 32.
          Questions and requests for assistance may be directed to Mellon Investor Services, which is serving as the Information Agent for the Put Right, at its addresses and telephone numbers set forth on the back cover of this Notice of Put Right. Requests for additional copies of this Notice of Put Right and the Letter of Transmittal may be directed to Mellon Investor Services or to brokers, dealers, commercial banks or trust companies.
The date of this Notice of Put Right is
                      , 2005

Summary Term Sheet
          This summary highlights important and material information contained in this Notice of Put Right but is intended to be an overview only. To fully understand the Put Right described in this document and for a more complete description of the terms of the Put Right, you should read carefully the entire Notice of Put Right, the schedules to the Notice of Put Right, documents incorporated by reference or otherwise referenced to herein and the Letter of Transmittal. Section and heading references are included to direct you to a more complete description of the topics contained in this summary.
          Dreyer’s Grand Ice Cream Holdings, Inc. (“Dreyer’s”) was formed in connection with the combination of the businesses of Nestlé Ice Cream Company, LLC (“NICC”) and Dreyer’s Grand Ice Cream, Inc. (“DGIC”) on June 26, 2003 pursuant to the closing of the transactions under the Agreement and Plan of Merger and Contribution, dated June 16, 2002, as amended (the “Merger Agreement”), by and among Dreyer’s, DGIC, Nestlé Holdings, Inc. (“Nestlé Holdings”), NICC Holdings, Inc. (“NICC Holdings”) and a subsidiary of DGIC formed for the purpose of effecting the transactions contemplated by the Merger Agreement. At the closing under the Merger Agreement, the businesses of DGIC and NICC were combined and the security holders of DGIC, other than those affiliated with Nestlé S.A., a corporation organized under the laws of Switzerland (“Nestlé S.A.”), received shares of, or options to purchase shares of, Dreyer’s Class A Callable Puttable Common Stock, par value $0.01 per share (the “Class A Shares”), representing approximately 33% of the fully-diluted capital stock of Dreyer’s, and Nestlé Holdings and NICC Holdings received shares of Dreyer’s Class B Common Stock, par value $0.01 per share (“Class B Shares”), representing approximately 67% of the fully-diluted capital stock of Dreyer’s. Nestlé Holdings and NICC Holdings have since transferred all of the Class B Shares to Nestlé Ice Holdings, Inc. (“Nestlé Ice”). The term “Nestlé” is used throughout this Notice of Put Right to refer collectively to Nestlé S.A., Nestlé Holdings and Nestlé Ice.
          Under Section (c)(ii) of Article FIFTH of the Restated Certificate of Incorporation of Dreyer’s (the “Restated Certificate”), holders of Class A Shares have the right (the “Put Right”) to require Dreyer’s to purchase, during two periods, all or part of the Class A Shares held by them, subject to the terms and conditions of the Restated Certificate, for $83.00 in cash per Class A Share (the “Purchase Price”). The first period is from December 1, 2005 until 5:00 p.m. New York City time on January 13, 2006 (the “First Put Period”). The second period is from April 3, 2006 until 5:00 p.m. New York City time on May 12, 2006 (the “Second Put Period”). The term “Expiration Time” as used herein refers to 5:00 p.m. New York City time on January 13, 2006 or 5:00 p.m. New York City time on May 12, 2006, as applicable.
          Under the terms of the Governance Agreement dated June 26, 2003 (the “Governance Agreement”) by and among Nestlé Holdings, Dreyer’s, and, with respect to Articles I, II and VIII thereof, Nestlé S.A. (the parent of Nestlé Holdings), Nestlé S.A. or Nestlé Holdings is required to provide, or cause its affiliate to provide, the funds to pay the Purchase Price for which the Put Right is properly exercised. In exchange for the payment of the Purchase Price, Dreyer’s will issue one Class B Share to Nestlé for each Class A Share that is purchased by Dreyer’s. All Class A Shares that are purchased by Dreyer’s will be retired and cancelled.
          Section (c)(iv) of Article FIFTH of the Restated Certificate provides that on the date that Nestlé owns at least 90% of the issued and outstanding voting stock of Dreyer’s (the “Conversion Date”) each outstanding Class A Share will automatically be converted into one Class B Share (the “Conversion”). The Governance Agreement further provides that should Nestlé own 90% or more of the outstanding voting stock of Dreyer’s, Nestlé will promptly cause a “short-form” merger between Dreyer’s and Nestlé Holdings (or its affiliate) (the “Short Form Merger”). Under Section 253 of the Delaware General Corporation Law (the “DGCL”), Nestlé Holdings (or its affiliate) may effect the Short Form Merger without the affirmative vote of, or prior notice to, Dreyer’s board of directors or stockholders.
          If a Short Form Merger is consummated as a result of a Conversion due to stockholders exercising the Put Right during either the First or Second Put Period, then holders of Class A Shares who did not exercise the Put Right will be entitled to receive $83.00 in cash per Class B Share.

If a stockholder properly exercised the Put Right prior to the Conversion Date, the automatic conversion of Class A Shares to Class B Shares will not affect the right of such stockholder to receive the Purchase Price for any Class A Shares for which the Put Right was properly exercised.
          Prior to January 1, 2007, under certain circumstances that would involve a substantial adverse change in Dreyer’s business or financial viability and which would result in a “Triggering Event,” as defined in the Restated Certificate and described more fully in “A Triggering Event” on page 27, Nestlé has the right, in its sole discretion, under the Governance Agreement to either (a) cause Dreyer’s to redeem all outstanding Class A Shares at the “Triggering Event Price” (as described more fully in “A Triggering Event” on page 27) or (b) offer to purchase all outstanding Class A Shares directly from the holders of such shares at the Triggering Event Price.
          If at any time prior to January 1, 2007 a Short Form Merger is consummated as a result of a Conversion due to a Triggering Event, then holders of Class A Shares will be entitled to receive the Triggering Event Price in cash per Class B Share.
          If a Short Form Merger is not consummated prior to January 1, 2007, under the Restated Certificate and the Governance Agreement, Dreyer’s and Nestlé have the right at any time during the period between January 1, 2007 through and including June 30, 2007 to redeem all (but not part) of the outstanding Class A Shares without the consent of any holder of the Class A Shares at the price of $88.00 in cash per Class A Share (the “Call Right”).
          If a Short Form Merger is consummated, (a) holders of Class A Shares at the effective time of such Short Form Merger will not be eligible for appraisal rights under Delaware law, and (b) the vesting of outstanding options to purchase Class A Shares (the “Stock Options”) will be accelerated in full and such Stock Options will be immediately and without further action converted into the right to receive a payment per Class A Share equal to the difference between the payment that would otherwise be due to a holder of Class A Shares upon the consummation of the Short Form Merger and the per share exercise price of the Stock Option.
          Stockholders who exercise the Put Right during either the First or Second Put Periods will receive $83.00 in cash for their Class A Shares sooner than stockholders who receive $83.00 in cash as a result of the Short Form Merger. However, if a Short Form Merger is not consummated before the conclusion of the Second Put Period and Dreyer’s or Nestlé cause the Call Right to be exercised, stockholders whose Class A Shares are redeemed under the Call Right in 2007 will receive $5.00 per share more than stockholders who exercised the Put Right during either of the Put Periods in 2006. There can be no assurance that either Dreyer’s or Nestlé will exercise the Call Right in 2007.
Questions And Answers About The Put Right
          The following are answers to some of the questions that you may have about the Put Right. To fully understand the Put Right and for a more complete description of the terms of the Put Right, you should read carefully this entire Notice of Put Right, the appendices to this Notice of Put Right, documents incorporated by reference or otherwise referred to herein and the Letter of Transmittal. Section and heading references are included to direct you to a more complete description of the topics contained in this summary.
What securities have a Put Right?
          All holders of Class A Shares may exercise the Put Right to require Dreyer’s to purchase any and all Class A Shares during the First Put Period or the Second Put Period, if there is one. For information about the terms of the Put Right, please see “The Put Right” on page 22 and “Procedures for Exercising the Put Right” on page 30.

Who is purchasing my Class A Shares?
          Under the Restated Certificate, Dreyer’s will purchase your Class A Shares. Nestlé Holdings, a wholly-owned subsidiary of Nestlé S.A., will provide, or cause its affiliate to provide, the funds to purchase the Class A Shares in accordance with the Governance Agreement. Please see “Special Factors – Background of Nestlé’s Investment in Dreyer’s” on page 15 and “Certain Information Concerning the Nestlé Entities” on page 42 for further information about Nestlé. Each Class A Share that is tendered for purchase will be cancelled and Nestlé Ice, a wholly-owned subsidiary of Nestlé Holdings, will be issued one Class B Share for each Class A Share that is purchased.
How much will I receive for each Class A Share?
          Holders of Class A Shares will receive $83.00 in cash for each Class A Share for which the Put Right is properly exercised, subject to withholding for applicable taxes. Please see “The Put Right” on page 22 for information about the terms of the Put Right.
Does Nestlé have the financial resources to fund the Purchase Price?
          Yes. Funds for the Purchase Price will be deposited by Nestlé, or its affiliate, with Mellon Investor Services, which is acting as Depositary Agent for the Put Right. Please see “Source and Amount of Funds” on page 43 for more information about how Nestlé will fund the Purchase Price for the Class A Shares.
When do I have to decide whether or not to exercise my Put Right during the First Put Period?
          In order to exercise your Put Right during the First Put Period, your Class A Shares, together with a properly completed Letter of Transmittal, must be validly delivered to Mellon Investor Services no later than 5:00 p.m. New York City time on January 13, 2006. Please see “Procedures for Exercising the Put Right” on page 30 for more information about what must be delivered to Mellon Investor Services.
Has the Put Right been approved or recommended by the stockholders or directors of either Dreyer’s or any of the Nestlé entities?
          The terms of the Merger Agreement and the transactions contemplated thereby, including the Restated Certificate, were negotiated by and among the parties to the Merger Agreement, which was attached to, and described in, the Proxy Statement/ Prospectus dated February 14, 2003 (the “Proxy Statement/ Prospectus”) that was sent to DGIC’s stockholders to solicit their approval to the Merger Agreement and the combination of the businesses of DGIC and NICC. The terms of the Put Right, including the timing and duration of the First Put Period and the Second Put Period and the Purchase Price of $83.00 in cash per Class A Share, are set forth in the Restated Certificate. The stockholders of DGIC approved the Merger Agreement and related transactions, including the exchange of shares of DGIC common stock for Class A Shares having the rights set forth in the Restated Certificate, at a special meeting of stockholders of DGIC on March 20, 2003. DGIC’s board of directors unanimously approved the Merger Agreement and the transactions contemplated there by, including without limitation, the formation of Dreyer’s and the provisions of the Restated Certificate.
          No further approval of either the board of directors or stockholders of Dreyer’s is required under Delaware law with respect to the Put Right, the Call Right, the Triggering Event or a Short Form Merger.
          The stockholders of Nestlé S.A. and its subsidiaries were not required to approve the Merger Agreement and the transactions contemplated there by, the Restated Certificate or the Governance Agreement. The boards of directors of Nestlé S.A. and Nestlé Holdings approved the Merger Agreement and the Governance Agreement.

          The boards of directors of Nestlé and Dreyer’s have not issued a recommendation as to whether or not the holders of Class A Shares should exercise the Put Right or continue to hold or dispose of their Class A Shares. Therefore, it is at the discretion of the holders of Class A Shares whether or not to exercise the Put Right or continue to hold such shares, in light of the possibility of a redemption of such shares (a) upon the consummation of a Short Form Merger, (b) upon the occurrence of a Triggering Event or (c) under the Call Right.
How will the Put Right affect the payment of dividends?
          Under the Governance Agreement, Dreyer’s has certain obligations regarding the declaration and payment of dividends on the Class A Shares and Class B Shares (collectively, “Dreyer’s Common Stock”). In accordance with these obligations, since the closing of the transactions under the Merger Agreement, Dreyer’s board of directors has declared a cash dividend of $.06 per share per quarter. Should Dreyer’s board of directors declare a dividend of $0.06 per share for the quarter ended December 31, 2005, the record date for determining the stockholders who are eligible to receive such a dividend would normally be December 30, 2005. If a dividend is declared by Dreyer’s board of directors to be paid to the stockholders of record on December 30, 2005, all holders of record of Class A Shares on December 30, 2005 will be entitled to receive such dividend payment even if they have properly exercised their Put Right. Please see “Miscellaneous Provisions Related to the Put Right, the Call Right and a Triggering Event – Dividends and the Put Periods” on page 29 for more information.
What are the conditions to the Put Right?
          There is no condition that the Put Right must be exercised for a specific number of Class A Shares or a certain percentage of the issued and outstanding Class A Shares. As long as you comply with the instructions set forth in this Notice of Put Right and the accompanying Letter of Transmittal to exercise the Put Right for your Class A Shares, you will have obtained the right to receive $83.00 in cash for each Class A Share for which the Put Right has been properly exercised, subject to withholding of applicable taxes as discussed below.
How do I exercise the Put Right and deliver my Class A Shares?
          Please refer to “Procedures for Exercising the Put Right” on page 30 for detailed instructions on how to exercise your Put Right and how to validly deliver your Class A Shares. In summary:
          •   Holders of certificates representing Class A Shares: Return a properly completed Letter of Transmittal and certificates representing Class A Shares to Mellon Investor Services;
          •   Holders of Class A Shares that are held in book entry form through an account in Mellon Investor Services’ Direct Registration System: Return a properly completed Letter of Transmittal to Mellon Investor Services;
          •   Holders of Class A Shares held in book entry form (also known as “street name”) through a brokerage or other securities account maintained by a commercial institution: Contact your broker, dealer, commercial bank, trust company or other nominee for their assistance in exercising your Put Right.
          •   Holders of Class A Shares held in book entry form (also known as “street name”) directly with the Depository Trust Company (such holders generally are commercial institutions such as brokers, dealers, commercial banks and trust companies): Follow the procedures for book entry transfer of the Class A Shares, as described in “Procedures for Exercising the Put Right” on page 30.

In order to exercise your Put Right during the First Put Period, you must validly deliver your Class A Shares, together with a properly completed Letter of Transmittal, no later than 5:00 p.m. New York City time on January 13, 2006.
May I withdraw my exercise of the Put Right after I have validly delivered my Class A Shares to Mellon Investor Services?
          Yes. Your election to exercise the Put Right may be withdrawn at any time prior to 5:00 p.m. New York City time on December 30, 2005. See “Procedures for Exercising the Put Right – Right of Withdrawal” on page 33 for more information.
How do I withdraw my exercise of the Put Right?
          You (or your broker if your Class A Shares are held in “street name”) must notify Mellon Investor Services at one of the addresses set forth on the back cover of this Notice of Put Right if you wish to withdraw your exercise of the Put Right. The notice must include the name of the stockholder that exercised the Put Right, the number of Class A Shares for which the exercise is being withdrawn and the name in which the Class A Shares are registered. Mellon Investor Services must receive any withdrawal for the exercise of the Put Right prior to 5:00 p.m. New York City time on December 30, 2005. For complete information about the procedures for withdrawing your exercise of the Put Right, see “Procedures for Exercising the Put Right – Right of Withdrawal” on page 33.
When will payment of the Purchase Price for my Class A Shares be made?
          Holders of Class A Shares that are validly delivered upon exercise of the Put Right to Mellon Investor Services on or before December 30, 2005 will be issued payment of the aggregate Purchase Price within two business days after January 1, 2006.
          Holders of Class A Shares that are validly delivered upon exercise of the Put Right to Mellon Investor Services on or after December 31, 2005 and on or before January 13, 2006, will be issued payment of the aggregate Purchase Price as promptly as practicable.
What is the Short Form Merger and what will happen to outstanding Class A Shares if a Short Form Merger is consummated?
          Under the terms of the Restated Certificate and the Governance Agreement, each Class A Share for which the Put Right is exercised will be cancelled and one Class B Share will be issued to Nestlé for each Class A Share that is cancelled. Nestlé currently owns approximately 67% of the fully-diluted capital stock of Dreyer’s. Accordingly, Nestlé’s percentage ownership of outstanding Dreyer’s Common Stock will increase to the extent the Put Right is exercised by holders of Class A Shares.
          If at any time Nestlé owns at least 90% of the issued and outstanding voting stock of Dreyer’s, each then outstanding Class A Share will automatically be converted into one Class B Share (the “Conversion”) and Nestlé will then be obligated, under the Governance Agreement, to effect a “short form” merger between Dreyer’s and Nestlé (the “Short Form Merger”) under Delaware law. The Short Form Merger will not require the approval of either Dreyer’s board of directors or stockholders. In the absence of Triggering Event, should a Short Form Merger be consummated before January 1, 2007, all holders of Class A Shares who did not previously exercise the Put Right will be entitled to receive a cash payment of $83.00 per share and these holders will receive a notification of the Short Form Merger from Nestlé along with instructions on how to receive payment for their shares. Please see “Miscellaneous Provisions Related to the Put Right, the Call Right and a Triggering Event – Short Form Merger” on page 29 for more information.
          In the event that a validly executed Letter of Transmittal and accompanying Class A Shares (in physical certificate form, or through a book entry transfer by either Mellon Investor Services or the Depository Trust Company, or through receipt of a notice of guaranteed delivery from an Eligible Institution) arrives at the offices of Mellon Investor Services after either (1) the Conversion, or (2) the occurrence of a Triggering Event, then such Letter of Transmittal and Class A Shares without further action on the part of the delivering stockholder will be irrevocably deemed validly delivered for the purpose of exchanging such Class A Shares for the right to receive a cash payment per Class A Share of (1) $83.00 in the case of a Short Form Merger prior to January 1, 2007, (2) $88.00 in the case of a Short Form Merger on or after January 1, 2007, or (3) the Triggering Event Price in the case of a Triggering Event at any time.
If I decide not to exercise my Put Right, how will my Class A Shares Be Affected?
          If you elect not to exercise the Put Right with respect to some or all of the Class A Shares that you hold and, after the Expiration Time of the First Put Period, Nestlé owns less than 90% of the issued and outstanding voting stock of Dreyer’s, you will have the opportunity to again exercise the Put Right with respect to your Class A Shares in the Second Put Period between April 3, 2006 and May 12, 2006 for the same Purchase Price of $83.00 per Class A Share.
          If you do not exercise the Put Right with respect to your Class A Shares in either of the Put Periods and there has not been a Short Form Merger, then during the period from January 1, 2007 to June 30, 2007 either Nestlé or Dreyer’s may exercise the Call Right, which would cause the redemption of all outstanding Class A Shares for a payment of $88.00 in cash per Class A Share. There can be no assurance that either Nestlé or Dreyer’s will exercise the Call Right.
          In addition, if a Triggering Event should occur prior to January 1, 2007, all Class A Shares outstanding at such time will be converted into the right to receive the cash payment per Class A Share equal to the Triggering Event Price.
          If a Triggering Event has not occurred and a Short Form Merger has not been consummated on or before June 30, 2007, all Class A Shares that remain outstanding after June 30, 2007 and are held by stockholders other than Nestlé and its affiliates will automatically be converted into Class B Shares, which are not listed for trading on any exchange. Thereafter, there would no longer be a public trading market for Dreyer’s securities. Nestlé is under no obligation to cause Dreyer’s to register the Class B Shares with the Securities and Exchange Commission (“SEC”). Should the Class B Shares not be registered with the SEC and if there are fewer than 500 stockholders of record of such Class B Shares, Dreyer’s public reporting and other obligations under the Securities and Exchange Act of 1934 (the “Exchange Act”), such as the Sarbanes-Oxley Act, would terminate. Please see “Special Factors – Certain Effects of the Exercise of the Put Right” on page 21 for more information.
I hold options to purchase Class A Shares: Am I eligible to exercise the Put Right?
          No. Holders of options to purchase Class A Shares issued under stock option plans maintained by Dreyer’s (the “Stock Options”) are not eligible to participate in the Put Right unless such holder first exercises the applicable vested Stock Option. If you wish to exercise your vested Stock Options, please contact:
          Dreyer’s Grand Ice Cream Holdings, Inc.
          Attention: People Support
          5929 College Avenue
          Oakland, California 94618
          (510) 601-4247
I hold options to purchase Class A Shares: What happens to these Stock Options in the event of a Short Form Merger?
          Under the terms of the Merger Agreement, the Governance Agreement and the documents governing the Stock Options, immediately prior to and contingent upon the consummation of a Short Form Merger, the vesting of all outstanding stock options will accelerate in full. Under the terms of the Merger Agreement and the Governance Agreement, upon the consummation of a Short Form Merger, each outstanding Stock Option will be converted into the right to receive a cash payment per Class A Share equal to the difference of:
          •   either: (1) $83.00 if the Short Form Merger is consummated prior to January 1, 2007, (2) $88.00 if the Short Form Merger is consummated on or after January 1, 2007, or (3) the Triggering Event Price in cash should a Triggering Event occur; minus
          •   the per share exercise price underlying the outstanding Stock Option; minus
          •   withholding for applicable taxes (such net payment, the “Stock Option Payment”).
          Following the consummation of a Short Form Merger, holders of Stock Options will be sent a notification from Nestlé that the Short Form Merger has been consummated along with the Stock Option Payment. Please see “Treatment of Special Categories of Dreyer’s Securities – Treatment of Stock Options Under the Short Form Merger” on page 35 for more information.
I hold Class A Shares that were acquired under DGIC’s Secured Stock Plan: How do I exercise the Put Right for these Class A Shares?
          Certain holders acquired Class A Shares under DGIC’s Secured Stock Plan which provides, among other things, that the holder acquired such Class A Shares using in whole or in part funds loaned by DGIC in return for which Dreyer’s, as the successor to DGIC, received a security interest in such Class A Shares. Certificates representing such Class A Shares are held in escrow by Dreyer’s subject to repayment of all outstanding principal and interest due under such loans.
          If you own Class A Shares acquired under DGIC’s Secured Stock Plan, you are eligible to exercise the Put Right and receive a payment equal to the difference between:
          •   $83.00 in cash per Class A Share for all such Class A Shares acquired under the DGIC Secured Stock Plan; minus
          •   the outstanding principal and interest due under DGIC’s Secured Stock Plan; minus
          •   withholding for applicable taxes (such net payment, the “Secured Stock Payment”).
          Holders of Class A Shares acquired under the DGIC Secured Stock Plan who wish to exercise the Put Right for such Class A Shares may do so, provided that they first contact Dreyer’s to request Dreyer’s to send such share certificates as well as the information as to the amount of the Secured Stock Payment to Mellon Investor Services. Upon receipt from the stockholder by Mellon Investor Services of a properly executed Letter of Transmittal and the information and certificate from Dreyer’s, such stockholders will receive the Secured Stock Payment, as well as a closing statement from Dreyer’s setting forth the calculation of the Secured Stock Payment.
          Please see “Treatment of Special Categories of Dreyer’s Securities – Exercising the Put Right for Class A Shares Acquired Under DGIC’s Secured Stock Plan” on page 35 for more information.
I am a participant in the DGIC Stock Fund offered under the DGIC 401(k) Retirement Plan: Am I eligible to exercise the Put Right?
          No. The administrative committee (the “Administrative Committee”) of the Dreyer’s Grand Ice Cream, Inc. Stock Fund (the “Stock Fund”) which is offered under the Dreyer’s Grand Ice Cream, Inc. Savings Plan has advised Nestlé and Dreyer’s that holders of units in the Stock Fund do not hold title to any Class A Shares and, for the reasons described herein, the authority to exercise the Put Right for the Class A Shares held by the Stock Fund will be retained by the Administrative Committee. Please see “Treatment of Special Categories of Dreyer’s Securities – Treatment of Class A Shares Held by the DGIC Stock Fund” on page 36 for more information.

I still have not exchanged my DGIC common stock certificates: May I use these certificates to exercise the Put Right?
          Yes. If you hold a certificate for DGIC common stock and wish to exercise the Put Right, you should mark Box #4 on the Letter of Transmittal for delivering certificated shares and deliver the properly completed Letter of Transmittal together with the certificates for DGIC common stock.
Must I exercise the Put Right for all of my Class A Shares?
          No. The decision to exercise the Put Right with respect to your Class A Shares is at your individual discretion. Accordingly, you may exercise the Put Right for all, none or a portion of your Class A Shares during the First Put Period or the Second Put Period, if there is one.
What are the material United States federal income tax considerations with respect to my exercise of the Put Right?
          Sales of Class A Shares pursuant to the exercise of the Put Right and the exchange of Class A Shares for cash pursuant to the Short Form Merger will be taxable transactions for federal income tax purposes and may also be taxable under applicable state, local and other tax laws. Gain or loss will be capital gain or loss if the Class A Shares are held as capital assets by the stockholder. As individual tax situations differ, stockholders should consult with their individual tax and legal advisors concerning the tax treatment of the exercise of the Put Right. If you exercise your Put Right during the First Put Period, the Purchase Price for the Class A Shares will be paid to you in 2006 and Dreyer’s will record such purchase on its books as of the date of such payment. Dreyer’s will not make any such payment in 2005 nor will it record any purchase of Class A Shares in 2005. Please see “Miscellaneous Provisions Related to the Put Right, the Call Right and a Triggering Event — Material United States Federal Income Tax Consequences of the Purchase of Class A Shares” on Page 30 for more information.
Will the Class A Shares continue to trade on NASDAQ?
          The Class A Shares will continue to trade on the NASDAQ National Market System (“NASDAQ”) until Nestlé owns 90% of the outstanding voting stock of Dreyer’s. At that time, all issued and outstanding Class A Shares will automatically be converted into Class B Shares, Nestlé will consummate the Short Form Merger and the listing of the Class A Shares on NASDAQ will be terminated.
What is the market value of my Class A Shares as of a recent date?
          On September 6, 2005, the reported closing price for the Class A Shares on NASDAQ was $81.88 per share. You should obtain a recent market quotation for the Class A Shares in deciding whether to exercise the Put Right for your Class A Shares. Please see “Certain Information Concerning Dreyer’s – Price Range of Class A Shares; Dividends” on page 37 for recent high and low sales prices for the Class A Shares.

To whom may I direct questions about the Put Right?
          If you have questions or need assistance, you should contact Mellon Investor Services, which is acting as Depositary Agent, Information Agent, Solicitation Agent and Transfer Agent for the Put Right at the following address and telephone number:

Mellon Investor Services

A Mellon Financial CompanySM
By Telephone: 9 a.m. to 6 p.m. New York City time, Monday through Friday, except for bank holidays:
          From within the U.S., Canada or Puerto Rico:
                   1-888-256-2660 (Toll Free)
          From outside the U.S.:
                   1-201-329-8660 (Collect)
          For the hearing impaired:
                   TDD from within the U.S., Canada or Puerto Rico: 1-800-231-5469 (Toll Free)
                   TDD from outside the U.S.: 1-201-329-8354 (Collect)

By Mail Mellon Investor Securities LLC Reorganization Department P.O. Box 3301 South Hackensack, New Jersey 07606	By Overnight Courier Mellon Investor Securities LLC Reorganization Department Mail Prop – Reorg 480 Washington Blvd. Jersey City, NJ 07032	By Hand Mellon Investor Securities LLC Reorganization Department 120 Broadway, 13th Floor New York, New York 10271
By Facsimile Transmission (for Eligible Institutions only): (201) 296-4293
     Confirm by Telephone: (201) 296-4860

To the Holders of Class A Shares of
Dreyer’s Grand Ice Cream Holdings, Inc.
Introduction
          This Notice of Put Right pertains to the right of the holders of Class A Callable Puttable Common Stock, par value $0.01 per share (the “Class A Shares”), of Dreyer’s Grand Ice Cream Holdings, Inc. (“Dreyer’s”) to require Dreyer’s to purchase all or part of the Class A Shares held by them for $83.00 in cash per Class A Share, upon the terms and subject to the conditions set forth in this Notice of Put Right and the related Letter of Transmittal. Holders of Class A Shares who exercise the Put Right will not be obligated to pay brokerage fees or commissions on the purchase of Class A Shares by Dreyer’s.
          THIS NOTICE OF PUT RIGHT AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ IN THEIR ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE PUT RIGHT.
Background of Dreyer’s
          Dreyer’s was formed in connection with the combination of the businesses of Dreyer’s Grand Ice Cream, Inc. (“DGIC”) and Nestlé Ice Cream Company, LLC (“NICC”) on June 26, 2003 (the “Merger Closing Date”). Dreyer’s manufactures and distributes ice cream and other frozen snack products. The “Dreyer’s Grand Ice Cream” line of products is marketed throughout the western United States, Texas and certain markets in the Far East. The “Edy’s® Grand® Ice Cream” line of products is sold under the Edy’s brand name throughout the remaining regions of the United States and certain markets in the Caribbean and South America. Dreyer’s manufactures and/or distributes products under license from affiliates of Nestlé S.A., including Häagen-Dazs® ice cream, Nestlé® Drumstick® ice cream sundae cones, Nestlé Crunch® and Nestlé® Butterfinger® ice cream bars and Carnation® ice cream sandwiches. Dreyer’s branded products, including licensed and joint venture products, enjoy strong consumer recognition and loyalty. Dreyer’s also manufactures under license and/or distributes branded ice cream and frozen snack products for other companies.
          Dreyer’s entered into an Agreement and Plan of Merger and Contribution, dated June 16, 2002, as amended (the “Merger Agreement”), with DGIC, December Merger Sub, Inc., Nestlé Holdings, Inc. (“Nestlé Holdings”) and NICC Holdings, Inc. (“NICC Holdings”), to combine the businesses of DGIC and NICC. The term “Nestlé” is used throughout this Notice of Put Right to refer collectively to Nestlé S.A., a corporation organized under the laws of Switzerland (“Nestlé S.A.”), Nestlé Holdings and Nestlé Ice Holdings, Inc., an indirect wholly-owned subsidiary of Nestlé Holdings (“Nestle Ice”). On the Merger Closing Date, upon the closing of the transactions under the Merger Agreement (the “Merger”), the businesses of DGIC and NICC were combined and each became a wholly-owned subsidiary of Dreyer’s. Prior to the Merger Closing Date, DGIC was a publicly traded company and NICC was an indirect, wholly-owned subsidiary of Nestlé S.A. As a result of the Merger, the former securityholders of DGIC (other than those affiliated with Nestlé) received shares or options to purchase Class A Shares constituting approximately 33% of the fully-diluted capital stock of Dreyer’s in exchange for their shares of DGIC common stock and options to purchase DGIC common stock. Nestlé Holdings and NICC Holdings (in exchange for its contribution of the equity interest of NICC to Dreyer’s) received shares of Dreyer’s Class B Common Stock (“Class B Shares”) constituting approximately 67% of the fully-diluted capital stock of Dreyer’s. The Class A Shares are listed on the Nasdaq National Market System (“NASDAQ”) and began trading under the symbol “DRYR” on June 27, 2003. The Class B Shares are not listed for trading on any exchange.
          According to Dreyer’s Quarterly Report on Form 10-Q for the quarter ended June 25, 2005 (the “Form 10-Q”) filed with the Securities and Exchange Commission (“SEC”) on August 4, 2005, as of August 2, 2005 there were 31,084,828 Class A Shares outstanding. On June 25, 2005, there were outstanding options to purchase 259,535 Class A Shares at a weighted average exercise price of $25.76 which were vested and exercisable and there were outstanding options to purchase 606,293 Class A Shares at a weighted average exercise price of $25.62 which were unvested and not exercisable.
          On the Merger Closing Date, Nestlé Holdings, Nestlé S.A. and Dreyer’s entered into a Governance Agreement (the “Governance Agreement”), which is described in further detail in “Special Factors – Background of Nestlé’s Investment in Dreyer’s” on Page 15. Nestlé S.A. is a party to the Governance Agreement only with respect to Article I (which relates to the purchase and redemption of the Class A Shares), Article II (which relates to Nestlé’s standstill and the payment provisions relating to the redemption of the Class A Shares) and Article VIII (which contains miscellaneous provisions, including indemnification provisions). The Governance Agreement contains agreements of the parties concerning the purchase of the Class A Shares, the corporate governance of Dreyer’s and future acquisitions or dispositions of securities of Dreyer’s by Nestlé and its affiliates.
          The Restated Certificate of Incorporation of Dreyer’s (the “Restated Certificate”) contains provisions under which Dreyer’s may purchase its Class A Shares on the terms and conditions specified therein. These include purchases at the option of the holders of the Class A Shares pursuant to the Put Right, which is the subject of this Notice of Put Right, and redemptions at the election of Dreyer’s and/or Nestlé pursuant to the Call Right, upon the consummation of a Short Form Merger (as defined below) and upon the occurrence of a Triggering Event (as defined below). The terms and conditions of these purchase and redemption rights are described below, which description is qualified in its entirety by reference to the provisions of the Restated Certificate, which is incorporated herein by this reference.
Special Factors
Going Private Rules
          Because Nestlé is an affiliate of Dreyer’s, the transactions contemplated herein constitute a “going private” transaction under Rule 13E-3 under the Exchange Act. Rule 13E-3 requires, among other things, that certain information relating to the fairness of the Put Right and the Short Form Merger and the consideration to be paid for the purchase of Class A Shares pursuant to the exercise of the Put Right and the Short Form Merger to minority stockholders be filed with the SEC and disclosed to minority stockholders prior to consummation of the Short Form Merger. Nestlé and Dreyer’s are providing such information in this Notice of Put Right. Nestlé does not presently intend to cause Dreyer’s to file a Form 15 to evidence the termination of Dreyer’s duty to file reports pursuant to Section 15(d) of the Exchange Act until after the Short Form Merger is complete.
Background of Nestlé’s Investment in Dreyer’s
          Meetings, communications and agreements between Nestlé and Dreyer’s that preceded the execution of the Merger Agreement are set forth in the Proxy Statement/ Prospectus dated February 14, 2003 that was sent to DGIC’s stockholders to solicit their approval of the combination of the businesses of DGIC and NICC as contemplated by the Merger Agreement, as well as the other transactions contemplated thereby and the provisions of the Restated Certificate, including without limitation, the terms of the Put Right, the Call Right, the Triggering Event, the Short Form Merger, the timing and duration of the First Put Period and the Second Period and the Purchase Price of $83.00 per Class A Share.
          There have been no changes to the Restated Certificate, the Merger Agreement or the Governance Agreement that relate to these provisions since the Merger Closing Date. The five members of Dreyer’s board of directors who are nominated by Nestlé have participated in meetings of Dreyer’s board of directors since the Merger Closing Date. In the third and fourth quarters of 2004, Dreyer’s and Nestlé engaged in exploratory discussions regarding the possible sale of Dreyer’s intellectual property assets to Nestlé at fair market value. However, these preliminary discussions ended in the fourth quarter of 2004 without resulting in any agreement between Dreyer’s and Nestlé.

Governance Agreement
          Nestlé S.A., Nestlé Holdings and Dreyer’s entered into the Governance Agreement in connection with the Merger. Nestlé S.A. is a party to the Governance Agreement only with respect to Article I (which relates to the purchase and redemption of Class A Shares), Article II (which relates to Nestlé’s standstill and the payment provisions relating to the redemption of Class A Shares) and Article VIII (which contains miscellaneous provisions, including indemnification provisions). The provisions in the Governance Agreement relating to the Put Right, the Call Right, the Triggering Event and the Short Form Merger have been set forth in other sections of this Notice of Put Right. A summary of other terms of the Governance Agreement is provided below.
Registration Rights: At any time after July 1, 2007 or the date that it becomes illegal for Nestlé Holdings, Nestlé S.A. or any of their affiliates to continue to own Class B Shares, upon Nestlé Holdings’ request, Dreyer’s will be required to prepare and file with the SEC one or more, but not more than three, registration statements covering the number of Class B Shares requested to be registered by Nestlé Holdings.
Affiliate Transactions: Prior to July 1, 2007, with limited exceptions for transactions contemplated under the Governance Agreement (such as the Call Right), Nestlé Holdings has agreed that Nestlé and its affiliates may not engage in any material transaction with Dreyer’s in which they have a material interest without the approval of a majority of the non-Nestlé directors (see the discussion of the board composition below).
Nestlé Standstill: Prior to July 1, 2007, with limited exceptions for transactions contemplated under the Governance Agreement (such as the Call Right), Nestlé has agreed that it or its affiliates may not, directly or indirectly, purchase or otherwise acquire shares of Dreyer’s or propose or offer to purchase or acquire shares of Dreyer’s, if, as a result of the acquisition, the voting interest of Nestlé and its affiliates in Dreyer’s would exceed 67% of Dreyer’s outstanding capital stock on a fully-diluted basis.
Composition of the Board of Directors: The Governance Agreement provides that, unless changed in accordance with Dreyer’s bylaws, the board of directors of Dreyer’s will consist of 10 directors. Prior to July 1, 2007, at all times 50% of the then-serving members of Dreyer’s board of directors will be directors nominated by Nestlé and Nestlé has agreed to use its reasonable best efforts to make sure that Nestlé directors do not comprise more than 50% of the then-serving members of Dreyer’s board of directors unless Nestlé acquires 100% of the outstanding shares of Dreyer’s capital stock. In addition, Nestlé has also agreed that, from July 1, 2007 to July 1, 2008, at least three directors will be directors that meet NASDAQ’s independence standards, and Nestlé has agreed to use its reasonable best efforts to cause compliance with this condition unless Nestlé acquires 100% of the outstanding shares of Dreyer’s capital stock. The three independent directors will have the right to nominate any replacement for an independent director.
Committees of the Board of Directors: The Governance Agreement provides that: (i) any committee of Dreyer’s board of directors, except the audit committee, will contain at least one director nominated by Nestlé; (ii) the audit committee will consist only of independent directors; and (iii) the compensation committee will consist of four directors, two of whom will be independent directors and two of whom will be directors nominated by Nestlé.
Dividends: The Governance Agreement provides that the dividend policy of Dreyer’s will be to pay a dividend no less than the greater of: (i) $0.24 per share of Dreyer’s Common Stock on an annualized basis, or (ii) 30% of Dreyer’s net income per share of Dreyer’s Common Stock for the preceding calendar year; unless the Board of Directors, in discharging its fiduciary duties, determines not to declare a dividend in a given period. The Governance Agreement provides that the calculation of net income will exclude the ongoing non-cash impact of accounting entries arising from the accounting for the Merger, including increases in amortization or depreciation expenses resulting from any required write-ups on Dreyer’s consolidated balance sheet, and any journal entries related to the recording of the Put Right or Call Right.

Approval Rights: The Governance Agreement and the bylaws of Dreyer’s provide that, prior to July 1, 2007, the affirmative vote of a majority of the then-authorized number of directors will be required to authorize Dreyer’s to take certain significant actions. In addition, the Restated Certificate provides that, prior to July 1, 2007, if the then-serving continuing directors nominated by Nestlé constitute less than 50% of the total authorized number of directors of Dreyer’s, the affirmative vote of the holders of a majority of the outstanding Class B Shares will be required to approve or authorize Dreyer’s to take these significant actions.
Agreements of Nestlé as to Voting: In any election of directors, Nestlé and its affiliates agreed to vote the Class B Shares for all nominees in proportion to the votes cast by the holders of Class A Shares. However, Nestlé and its affiliates may cast all of their votes in favor of any nominee nominated or proposed for nomination by Nestlé under the Governance Agreement. Notwithstanding the foregoing, if any person or group, other than any person or group having a Schedule 13D or Schedule 13G on file with the SEC prior to June 14, 2002, becomes the beneficial owner of 15% or more of the then outstanding Class A Shares, Nestlé agreed that it and its affiliates will vote their Class B Shares in favor of the nominees nominated by Nestlé and the nominees nominated by the non-Nestlé directors.
Covenants: Dreyer’s agreed to perform a number of actions, including presenting an annual plan, budget and three year business plan to the board of directors, not exceeding the capital spending levels specified in Dreyer’s annual plan, providing Nestlé with financial statements and inspection rights and submitting written quality standards regarding the production, manufacturing, packaging, transfer and supply of its product to Nestlé for its review and working with Nestlé to consider any modifications or revisions to such quality standards.
Indemnification of Officers and Directors: Dreyer’s is required to maintain, for the benefit of its directors and officers, an insurance and indemnification policy that provides coverage for acts or omissions with coverage limits and other terms at reasonable levels consistent with industry practice.

Other Transactions
          Dreyer’s is a party to agreements that DGIC or NICC had entered into with Nestlé or its affiliates prior to the Merger Closing Date. Since the Merger Closing Date, Dreyer’s and Nestlé or its affiliates have entered into various agreements related to the licensing of intellectual property either owned or licensed to Nestlé S.A. or its affiliates, the provision of various services, borrowing arrangements and confidentiality. In accordance with the terms of the Governance Agreement, as described above, these agreements were negotiated at arms-length.

Agreements Entered Into Prior to the Merger Closing Date
          Dreyer’s is a party to the following agreements which were entered into prior to the Merger Closing Date and remain in effect:
          •     Amended and Restated Sublicense Agreement for Other Pillsbury Proprietary Information, dated September 1, 2002, by and between Nestlé USA – Prepared Foods Division, Inc. and Nestlé Ice Cream Company, LLC, as amended and assigned to Dreyer’s Grand Ice Cream Holdings, Inc. and its subsidiaries, for the use of certain proprietary information of Pillsbury.
          •     Amended and Restated Sublicense Agreement for Pillsbury Trademarks and Technology, dated September 1, 2002, by and among Société des Produits Nestlé S.A., Nestec Ltd. and Nestlé Ice Cream Company, LLC, as amended and assigned to Dreyer’s Grand Ice Cream Holdings, Inc. and its subsidiaries, for the use of Pillsbury licensed trademarks and technology.
          •     Amended and Restated Other Nestlé USA Proprietary Information License Agreement, dated September 1, 2002, by and between Nestlé USA – Prepared Foods Division, Inc. and Nestlé Ice Cream Company, LLC, as amended and assigned to Dreyer’s Grand Ice Cream Holdings, Inc. and its subsidiaries, for the use of certain proprietary information of Nestlé Prepared Foods Company.

          •     Amended and Restated Trademark/ Technology License Agreement, dated September 1, 2002, by and among Nestlé S.A., Nestec Ltd., Société des Produits Nestlé S.A., and Nestlé Ice Cream Company, LLC, as amended, for the use of certain trademarks and technology of Nestlé.
          •     Nestlé International Co-Pack Agreement, dated October 8, 1999, with Nestlé Prepared Foods Company, for production, packaging and supply of products to Nestlé USA-Food Group, Inc. (or its designee) for resale outside the United States and the District of Columbia.
          •     Häagen-Dazs Japan Co-Pack Agreement, dated October 8, 1999, with Pillsbury, Nestlé USA-Food Group, Inc., and NICC, for production, packaging and supply of products to Pillsbury for resale to the Häagen-Dazs Japan Joint Venture.
          •     Amendment, Assumption and Release Agreement dated June 3, 2003 by and among DGIC, New December, Inc., NICC, Citibank N.A., Nestlé Holdings and Nestlé USA, Inc. regarding certain irrevocable letters of credit in the aggregate amount of $7,925,000 issued by Citibank N.A. on behalf of NICC.

Loan Agreements
          Dreyer’s has also entered into loan agreements with Nestlé in order to obtain funds for working capital on more favorable terms than could be obtained from a commercial bank.

Nestlé S.A. Credit Facility
          On June 27, 2003, Dreyer’s entered into a long-term bridge loan facility with Nestlé S.A. for up to $400,000,000. On September 26, 2003, Dreyer’s and Nestlé S.A. amended the specified term of the bridge loan facility to allow the facility’s term to be extended at Dreyer’s option to December 31, 2005. On March 23, 2004, Dreyer’s and Nestlé S.A. amended the applicable margin on borrowings from the initial agreement’s flat margin to a margin based on the year-end and the half-year financial results. On May 28, 2004, Dreyer’s and Nestlé S.A. amended the events of default of this facility in conjunction with the addition of the Nestlé Capital Corporation Sub-Facility (discussed below). On December 6, 2004, Dreyer’s and Nestlé S.A. amended the maximum amount available under this facility with an increase of $250,000,000 for a new available maximum of $650,000,000.
          On June 15, 2005, Dreyer’s and Nestlé S.A. amended the maximum amount available under this facility for a new available maximum of $700,000,000 and extended the term to be twelve months from the effective date of the amendment with an option for Dreyer’s to extend the term again to a date not later than December 30, 2006. The agreement also amended the margin determination ratios at each half-yearly and yearly reporting date to be based on Dreyer’s adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Royalties (“EBITDAR”) performance. Finally, the agreement amended the events of default of this facility to require certain EBITDAR performance ratios tests to be performed at the full year reporting period.
          Under the terms of the agreement, drawdowns under this facility bear interest at the three-month USD LIBOR on the initial drawdown date, increased by a margin determined by certain financial ratios at Dreyer’s year end and half year reporting. At December 25, 2004 and December 27, 2003, Dreyer’s had $350,000,000 and $125,000,000 outstanding on this bridge loan facility bearing interest at 3.01 and 2.37 percent, respectively. At June 25, 2005, Dreyer’s had $595,000,000 outstanding on this bridge loan facility bearing interest at 3.94 percent.

Nestlé Capital Corporation Sub-Facility
          On May 24, 2004, Dreyer’s entered into a loan agreement with Nestlé Capital Corporation for up to $50,000,000 in overnight and short-term advancements. This loan agreement constitutes an allocation of the long-term bridge loan facility with Nestlé S.A. As such, aggregate proceeds or repayments under this facility will result in a corresponding decrease or increase in the total borrowings available under the $700,000,000 Nestlé S.A. bridge loan facility.

          Under the terms of the agreement, drawdowns under this facility bear interest at the average daily three-month USD LIBOR for all overnight drawdowns taken during any given month, increased by a margin determined by certain financial ratios at Dreyer’s year-end and half-year reporting. At December 25, 2004, Dreyer’s had $4,600,000 outstanding on this sub-facility bearing interest at 2.99 percent. At June 25, 2005 Dreyer’s had $9,800,000 outstanding on this sub-facility bearing interest at 3.91 percent.
          At June 25, 2005 and December 25, 2004, the combined outstanding borrowings on the Nestlé S.A. credit facility, which includes the Nestlé Capital Corporation sub-facility, was $604,800,000 and $354,600,000, respectively. At June 25, 2005 and December 25, 2004, the unused amount of the total available Nestlé S.A. credit facility, which includes the Nestlé Capital Corporation sub-facility, was $95,200,000 and $295,400,000, respectively.

Summary of Payments Between Nestlé and Dreyer’s
          The following summarizes payments during Dreyer’s last two fiscal years between Dreyer’s and Nestlé (and its affiliates), excluding the credit facilities described above:
          •   Inventory Purchases: Dreyer’s inventory purchases from Nestlé Prepared Foods Company or its affiliates for the six months ended June 25, 2005 were $10,675,000. Inventory purchases were $18,856,000 and $10,510,000 for 2004 and 2003, respectively.
          •   Taxes Receivable: In accordance with Nestlé’s tax sharing policy, any intercompany taxes for NICC are to be settled by actual payment. The final reimbursement due from Nestlé for tax losses for the period from January 1, 2003 through the Merger Close Date is presented as “Taxes receivable due from affiliates.” Taxes receivable due from affiliates totaled $12,236,000 at December 27, 2003. The balance was paid in full by Nestlé in 2004; as such, there was no balance at December 25, 2004. During 2004 and 2003, Dreyer’s received $21,664,000 and $16,943,000, respectively, from Nestlé for tax reimbursements.
          •   Royalty Expense: Dreyer’s pays affiliates of Nestlé for the use of trademarks or technology owned by such affiliates and licensed or sublicensed to Dreyer’s for use in the manufacture and sale of ice cream and frozen snacks. Royalty expense to affiliates of Nestlé for the six months ended June 25, 2005 was $15,655,000. Royalty expense to affiliates totaled $27,288,000 and $22,764,000 for 2004 and 2003, respectively.

Other Agreements Since the Merger Closing Date
          Since the Merger Closing Date, Dreyer’s and Nestlé (or its affiliates) entered into the following agreements none of which are considered by Dreyer’s to be material to Dreyer’s business:
          •   Transition Services Agreement, dated as of June 26, 2003, as amended, with Nestlé USA, Inc., for the provision of certain services at cost such as information technology support and payroll services, consumer response, risk management, travel, corporate credit cards and trade promotions.
          •   Research and Development Agreement, dated as of June 26, 2003, as amended, with Nestec Ltd., an affiliate of Nestlé S.A., for the provision of certain limited research and development services being performed by Nestec Ltd.
          •   Distributor Agreement, effective as of September 1, 2003, with Nestlé USA, Inc. for distribution of Nestlé frozen prepared food products.
          •   Services Agreement, dated October 1, 2003, with Nestlé USA, Inc. for the provision of sensory testing services.
          •   A form of letter agreement used from time to time to appoint a Nestlé international company as DGIC’s exclusive distributor of ice cream and other frozen dessert products within certain territories, including the Philippines, Singapore, Malaysia, the Caribbean region, Puerto Rico, Russia, Thailand, Mexico and Chile.
          •   Valassis Communications, Inc. 2004-2006 Nestlé USA, Inc. Agreement dated as of December 19, 2003, by and among Nestlé USA, Inc., on behalf of itself and its two affiliated companies, Nestlé Prepared Foods Company and Nestlé Purina PetCare Company, and Valassis Communications, Inc. for the purchase of advertising space and/or cents-off coupons.
          •   Tax Services Agreement, dated January 5, 2004, with Nestlé Holdings for the provision of tax services.
          •   Services Agreement (Engineering), as amended, dated February 5, 2004, with Nestlé USA, Inc. for technical assistance in connection with designing a new refrigeration system.
          •   Services Agreement (Servers), dated February 5, 2004, with Nestlé USA, Inc. for the housing of three Intel servers.
          •   Memorandum of Understanding, dated March 31, 2004, with Nestlé Canada, Inc. for the manufacture of certain products.
          •   Confidential Disclosure Agreement, dated April 6, 2004, with Nestlé USA, Inc. and Nestlé USA – Prepared Foods Division, Inc. involving sharing marketing research and intelligence information.
          •   Joint Promotion Agreement, effective April 26, 2004, with Nestlé USA, Inc. – Beverage Division regarding coupon exchange between the Dreyer’s and Nesquik brands.
          •   Confidentiality Agreement, dated July 16, 2004, with Nestlé S.A. involving certain confidentiality obligations.
          •   Letter Agreement, dated August 23, 2004, with Nestlé USA, Inc. to provide copies of and access to certain documents and material relating to Nestlé USA, Inc.’s Environmental Audit Program.
          •   Consent dated September 21, 2004 by Dreyer’s to the continued full force and effect of a License Agreement dated November 1, 2003 by and between Silhouette Brands, Inc. and Nestlé Canada, Inc. which provides for the use of Silhouette Brands, Inc.’s trademarks in Canada by Nestlé Canada, Inc.
          •   Services Agreement, dated December 2, 2004, with Nestlé USA, Inc. for certain purchasing services.
          •   Co-manufacturing Agreement dated March 4, 2005, with Nestlé Canada, Inc. for the manufacturing of certain products.
          •   Services Agreement, dated May 4, 2005, with Nestlé USA, Inc. for certain recruiting services.
          •   Services Agreement, dated May 30, 2005, with Nestlé USA, Inc. for certain capital purchasing services.
          •   Services Agreement, dated August 1, 2005, with Nestlé USA, Inc. for certain technical assistance services.
          All material agreements, arrangements or understandings and any actual or potential conflicts of interest between Dreyer’s or affiliates of Dreyer’s (other than Nestlé) and (a) Dreyer’s, Dreyer’s executive officers, directors or affiliates or (b) Nestlé or its respective executive officers, directors or affiliates are described in the agreements listed above or in Schedule B to this Notice of Put Right.
Purpose of the Put Right and Nestlé’s Plans for Dreyer’s
          The Put Right allows holders of Class A Shares to exercise the right to cause Dreyer’s to purchase their Class A Shares as provided in the Restated Certificate. Nestlé and Dreyer’s have caused this Notice of Put Right to be sent to the holders of Class A Shares as required under the terms of the Restated Certificate and the Governance Agreement, as applicable. Nestlé’s intent is to cause Dreyer’s to purchase for cash as many Class A Shares as necessary for Nestlé to acquire ownership of at least 90% of the issued and outstanding shares of voting stock of Dreyer’s and consummate a Short Form Merger. In the event a Short Form Merger is consummated, Nestlé currently anticipates that it will continue to sell Dreyer’s products, but may integrate certain aspects of Dreyer’s operations into Nestlé over time.
Certain Effects of the Exercise of the Put Right
          The exercise of the Put Right, and the subsequent consummation of a Short Form Merger if Nestlé acquires ownership of at least 90% of the outstanding voting stock of Dreyer’s, will affect Dreyer’s and its stockholders in a number of ways.
In the event that following the First Put Period, no Short Form Merger is consummated:
          The consummation of the Short Form Merger under which Dreyer’s would become a wholly-owned subsidiary of Nestlé is contingent upon Nestlé owning at least 90% of the issued and outstanding voting stock of Dreyer’s. There can be no assurance that Nestlé will own at least 90% of the issued and outstanding voting stock of Dreyer’s following the Expiration Time.

NASDAQ Listing and Public Reporting Obligations under the Exchange Act
          If Nestlé owns less than 90% of the issued and outstanding voting stock of Dreyer’s following the Expiration Time, under the Governance Agreement Nestlé has agreed to cooperate with Dreyer’s until July 1, 2007 to ensure that the Class A Shares remain listed on NASDAQ. All Class A Shares outstanding following the close of business on June 30, 2007 will be automatically converted into Class B Shares, which are not listed for trading on any exchange. Thereafter, there would no longer be a public trading market for Dreyer’s securities.
          If at any time on or after July 1, 2007, Dreyer’s has less than 500 record holders of Class B Shares and Nestlé has not registered the Class B Shares under the Exchange Act, Dreyer’s public reporting and other obligations under the provisions of the Exchange Act, such as the Sarbanes-Oxley Act, would terminate. This would substantially reduce the information required to be furnished by Dreyer’s to Dreyer’s stockholders, and certain provisions of the Exchange Act would no longer applicable to Dreyer’s, such as the short-swing profit recovery provisions of Section 16(b), the requirement to furnish a proxy statement in connection with a stockholders’ meeting and the related requirement to furnish an annual report to stockholders, and the provisions of Rule 13E-3 with respect to “going-private” transactions.

Federal Reserve Board Margin Requirements
          The Class A Shares are presently “margin securities” under the regulations of the Board of Governors of the Federal Reserve (the “Federal Reserve Board”), which has the effect, among other things, of allowing brokers to extend credit on the collateral of the Class A Shares. In the event that Nestlé owns less than 90% of the issued and outstanding voting stock of Dreyer’s and the Class A Shares no longer met the Federal Reserve Board’s requirements for “margin securities,” such as without limitation, at least 800 holders of record and daily quotations for both bid and asked prices for the stock are continuously available to the general public, the Class A Shares would no longer constitute “margin securities,” in which event the Class A Shares would be ineligible for use as collateral for margin loans made by brokers.
In the event that the Short Form Merger is consummated:
          If the Short Form Merger is consummated, Nestlé would own all outstanding equity securities of Dreyer’s. As a result, Nestlé and its subsidiaries will be entitled to all the benefits resulting from Nestlé’s 100% ownership of Dreyer’s, including all income generated by Dreyer’s operations and any future increase in the value of Dreyer’s business. Similarly, Nestlé will also bear all of the risk of losses generated by Dreyer’s operations and any decrease in the value of Dreyer’s business after the Short Form Merger. Upon consummation of the Short Form Merger, Dreyer’s will become a privately held corporation. Accordingly, former stockholders will not have the opportunity to participate in the earnings and growth of Dreyer’s after the Short Form Merger and will not have any right to vote on corporate matters. Similarly, former stockholders will not face the risk of losses generated by Dreyer’s operations or a decline in the value of Dreyer’s business after the Short Form Merger.
          The Class B Shares will not be publicly listed on NASDAQ. As soon as possible following the Short Form Merger, Nestlé will terminate the registration of the Class A Shares under the Exchange Act. Such termination of registration will greatly reduce publicly available information about Dreyer’s (including its financial statements).
Nestlé’s and Dreyer’s Positions Regarding the Fairness of the Put Right
          The provisions of the Restated Certificate, including without limitation the terms of the Put Right, the timing and duration of the First Put Period and the Second Put Period and the Purchase Price of $83.00 per Class A Share, were negotiated by and among the parties to the Merger Agreement, which was attached to, and described in, the Proxy Statement/ Prospectus dated February 14, 2003 that was sent to DGIC’s stockholders to solicit their approval to the Merger Agreement and the combination of the businesses of DGIC and NICC. The stockholders of DGIC approved the Merger Agreement and related transactions, including the Restated Certificate of Dreyer’s, at a special meeting of the stockholders of DGIC on March 20, 2003. The terms of the Put Right as set forth in this Notice of Put Right are derived exclusively from the Restated Certificate and the Governance Agreement, which were attached to, and described in, the Proxy Statement/ Prospectus. This Notice of Put Right is being delivered by Dreyer’s pursuant to its obligations under the Restated Certificate. Neither the boards of directors of Nestlé nor Dreyer’s are making any recommendation as to whether the holders of Class A Shares should or should not exercise the Put Right. Further, neither Nestlé nor Dreyer’s is providing an opinion with respect to the fairness of the Put Right, the Purchase Price or the terms of the Short Form Merger to the holders of Class A Shares.
The Put Right
General
          Under Section (c)(ii) of Article FIFTH of the Restated Certificate, each holder of Class A Shares has the right to require Dreyer’s (the “Put Right”) to purchase out of legally available funds all or part of the Class A Shares held by the holder at a price of $83.00 in cash per Class A Share (the “Purchase Price”) during each of the following periods:
          •   the period beginning on December 1, 2005 and ending at 5:00 p.m. New York City time on January 13, 2006 (the “First Put Period”); and
          •   the period beginning on April 3, 2006 and ending at 5:00 p.m. New York City time on May 12, 2006 (the “Second Put Period”).
On the first day of each Put Period, Dreyer’s is required to mail to each holder of Class A Shares:
          •   a put notification (which this Notice of Put Right so constitutes); and
          •   a form of notice to be used in exercising the Put Right (which the Letter of Transmittal enclosed with this Notice of Put Right so constitutes).
          The “Expiration Time” will mean, for the First Put Period, 5:00 p.m. New York City time on January 13, 2006 and for the Second Put Period, 5:00 p.m. New York City time on May 12, 2006.

          Additionally, Dreyer’s is required to publish a notice summarizing this Notice of Put Right in a newspaper of general circulation in the State of New York, City of New York, on the first day of each Put Period. The Restated Certificate provides that Dreyer’s board of directors will fix a record date for determination of holders of Class A Shares entitled to be given the put notification, which may not be more than five days prior to the date of the put notification. The record date for this Notice of Put Right is November 28, 2005.
          If less than all of the Class A Shares represented by a stock certificate are exercised with respect to the Put Right, a new stock certificate representing the Class A Shares as to which the Put Right was not exercised will be issued to the holder of such Class A Shares.
          Dreyer’s may delay the dates to take the actions described above to the extent necessary to comply with the United States federal securities laws. To the extent that there are any delays, the dates on which payments would otherwise be required to be made will be extended by the same number of days of the delay.
Nestlé’s Obligation to Provide Funds to Purchase Class A Shares
          Under the terms of the Governance Agreement, Nestlé will provide, or cause its affiliate to provide, to Mellon Investor Services, in its capacity as Depositary Agent for the Put Right, immediately prior to the time that any amounts are required to be deposited with Mellon Investor Services for payment to the holders of Class A Shares pursuant to the Restated Certificate, funds in an amount equal to the product of the number of Class A Shares with respect to which the Put Right has been properly exercised multiplied by the Purchase Price. In exchange for such payment, Mellon Investor Services, as Dreyer’s Transfer Agent, will issue to Nestlé Ice, a designated subsidiary of Nestlé, a number of duly authorized and validly issued shares of Class B Shares equal to the number of Class A Shares purchased by Dreyer’s.
First Put Period
Put Rights Exercised on or Prior to December 30, 2005
          No later than January 2, 2006, Nestlé is required, on behalf of Dreyer’s, to deposit, or cause its affiliate to deposit, with Mellon Investor Services, in its capacity as Depositary Agent, funds sufficient to pay the Purchase Price for all Class A Shares with respect to which the Put Right has been properly exercised during the period beginning on December 1, 2005 and ending on December 30, 2005.
          Each holder of Class A Shares that has:
          •   properly executed and returned the Letter of Transmittal on or prior to 5:00 p.m. New York City time on December 30, 2005; and
          •   surrendered Class A Shares (or followed instructions in the Letter of Transmittal for the guaranteed delivery of such shares either in certificate or book entry form) with respect to which the Put Right has been exercised during the period beginning on December 1, 2005 and ending on December 30, 2005;
will be paid the Purchase Price not later than two business days after January 1, 2006, without interest.
Put Rights Exercised after December 30, 2005 and on or before January 13, 2006
          During the nine business day period after December 30, 2005, Nestlé is required, on behalf of Dreyer’s, to daily, but no more than once daily, on an as-needed basis, deposit, or cause its affiliate to deposit, with Mellon Investor Services funds sufficient to pay the Purchase Price for all Class A Shares with respect to which the Put Right has been properly exercised.

          Each holder of Class A Shares that has:
          •   properly executed and returned the Letter of Transmittal on or prior to 5:00 p.m. New York City time on January 13, 2006; and
          •   surrendered Class A Shares (or followed instructions in the Letter of Transmittal for the guaranteed delivery of such shares either in certificate or book entry form) with respect to which the Put Right has been exercised during the period beginning on December 31, 2005 and ending on January 13, 2006;
will be paid the Purchase Price promptly, without interest.
Second Put Period
Put Rights Exercised on or after April 3, 2006 and on or before April 28, 2006
          No later than May 1, 2006, Nestlé, on behalf of Dreyer’s, is required to deposit, or cause its affiliate to deposit, with Mellon Investor Services, in its capacity as Depositary Agent, funds sufficient to pay the Purchase Price for all Class A Shares with respect to which the Put Right has been properly exercised during the period beginning on April 3, 2006 and ending on April 28, 2006.
          Each holder of Class A Shares that has:
          •   properly executed and returned the Letter of Transmittal on or prior to 5:00 p.m. New York City time April 28, 2006; and
          •   surrendered Class A Shares (or followed instructions in the Letter of Transmittal for the guaranteed delivery of such shares either in certificate or book entry form) with respect to which the Put Right has been exercised during the period beginning on April 3, 2006 and ending on April 28, 2006;
will be paid the Purchase Price not later than two business days after May 1, 2006, without interest.
Put Rights Exercised after April 28, 2006 and on or before May 12, 2006
          During the 10 business day period after April 28, 2006, Nestlé is required, on behalf of Dreyer’s, to daily, but no more than once daily, on an as-needed basis, deposit, or cause its affiliate to deposit, with Mellon Investor Services, funds sufficient to pay the Purchase Price for all shares of Class A Shares with respect to which the Put Right has been exercised.
          Each holder of Class A Shares that has:
          •   properly executed and returned the Letter of Transmittal on or prior to 5:00 p.m. New York City time on May 12, 2006; and
          •   surrendered Class A Shares (or followed instructions in the Letter of Transmittal for the guaranteed delivery of such shares either in certificate or book entry form) with respect to which the Put Right has been properly exercised during the period beginning on April 29, 2006 and ending on May 12, 2006;
will be paid the Purchase Price promptly, without interest.
Certain Conditions of the Put Right
          Notwithstanding any other provision of the Put Right, Dreyer’s will not be required to accept for payment or pay the Purchase Price for any Class A Shares, may postpone the acceptance for payment of the Purchase Price or payment for delivered Class A Shares, and may, in its sole discretion, terminate or amend the Put Right as to any Class A Shares for which the Purchase Price has not been paid if on or after December 1, 2005, and at or prior to the time of payment for any such Class A Shares (whether or not any Class A Shares have theretofore been accepted for payment or paid for pursuant to the Put Right), any of the following events have occurred:

(a)	there is threatened, instituted or pending any action, proceeding or application before any court, government or governmental authority or other regulatory or administrative agency or commission, domestic or foreign which, seeks to restrain, delay or prohibit the purchase of shares pursuant to the Put Right or any subsequent Short Form Merger or, seeks to obtain any material damages or otherwise directly or indirectly relates to the transactions contemplated by the Put Right or other subsequent business combination;

(b)	any statute, including without limitation any state anti-takeover statute, rule, regulation, order or injunction, is sought, proposed, enacted, promulgated, entered, enforced or deemed applicable or which becomes applicable or asserted to be applicable to the Put Right or any subsequent Short Form Merger that might, directly or indirectly, result in any of the consequences referred to in paragraph (a) above; or

(c)	any Triggering Event for which Nestlé is responsible for paying the Triggering Event Price in exchange for the delivery of Class A Shares to Mellon Investor Services.
          The conditions described in items (a) through (c) above are for the sole benefit of Dreyer’s and may be asserted by Dreyer’s regardless of the circumstances (including any action or inaction by Dreyer’s) giving rise to any such conditions, or may be waived by Dreyer’s as a whole or in part at any time and from time to time in its sole discretion. The determination as to whether any of such conditions has occurred will be in the sole judgment of Dreyer’s and will be final and binding on all parties. The failure by Dreyer’s at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.
The Call Right
          Subject to and in accordance with the terms of the Restated Certificate and the Governance Agreement, during the period beginning on January 1, 2007 and ending on June 30, 2007, at Dreyer’s option (the “Call Right”), Class A Shares may be redeemed out of legally available funds, in whole but not in part, at a price of $88.00 per Class A Share payable in cash (the “Redemption Price”). In addition, the Governance Agreement provides that: (a) Nestlé Holdings may cause Dreyer’s to exercise the Call Right for the redemption of the Class A Shares by providing Dreyer’s written notice of this request; and (b) Nestlé Holdings or Nestlé S.A. may elect, at their sole discretion, to offer to purchase the Class A Shares directly from the holders of Class A Shares at the Redemption Price.
          Under the Restated Certificate, Dreyer’s is required to provide notice of any proposed redemption (the “Call Notification”) to holders of Class A Shares by mailing a notice to the holders of record of Class A Shares not less than 10 and not more than 30 days prior to the date fixed for redemption.
          At least one business day prior to the date of any redemption of any Class A Shares under the Call Right, Dreyer’s will be required to:
          •   deposit the aggregate Redemption Price, together with declared and unpaid dividends to the redemption date, of the Class A Shares to be redeemed with Mellon Investor Services for payment to holders of Class A Shares; and
          •   deliver irrevocable written instructions authorizing Mellon Investor Services to apply the deposited funds solely to the redemption of the Class A Shares.
          The funds required to be deposited in connection with the Call Right will be reduced by the aggregate Redemption Price of any Class A Shares deposited by Nestlé, or its affiliate, if any, in lieu of the funds deposited by Dreyer’s.
          Upon the exercise of the Call Right, each holder of Class A Shares will be paid the Redemption Price for Class A Shares within three business days following the surrender of the stock certificate or stock certificates representing Class A Shares to Mellon Investor Services, together with a properly executed Letter of Transmittal covering the Class A Shares.

          After Dreyer’s gives the Call Notification or Mellon Investor Services has been irrevocably authorized by Dreyer’s to give the Call Notification, if Dreyer’s (or Nestlé in lieu thereof) deposits the Redemption Price for the Class A Shares being redeemed, then:
          •   all of the Class A Shares for which the deposit of the Redemption Price has been made upon exercise of the Call Right will not be deemed outstanding for any purpose, regardless of whether or not the date fixed for redemption has occurred or the stock certificates for the Class A Shares have been surrendered for cancellation; and
          •   all rights with respect to Class A Shares will cease and terminate, except the right to receive the Redemption Price to which the stockholders are entitled, without interest.

A Triggering Event
          The term “Triggering Event” means either a substantial adverse change determination or an insolvency event, as defined below.
          The term “substantial adverse change determination” means the good faith determination made prior to January 1, 2007 by Dreyer’s independent directors, in their sole discretion, after consulting with financial and legal experts of national standing, that there has been a substantial adverse change in the business or financial viability of Dreyer’s and its subsidiaries, taken as a whole, since the Merger Closing Date.
          The term “insolvency event” means the occurrence of any of the following events:
          •   the filing by Dreyer’s of a voluntary petition in bankruptcy, or seeking a reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any United States federal or state law granting relief to debtors;
          •   the filing or commencement of any involuntary petition or proceeding under the Bankruptcy Code or any other applicable United States federal or state law relating to bankruptcy, reorganization or other relief for debtors against Dreyer’s that is not dismissed within 30 days;
          •   the filing by Dreyer’s of an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or
          •   the adjudication of Dreyer’s as bankrupt, or the entry of an order for relief against Dreyer’s by any court of competent jurisdiction under the Bankruptcy Code or any other applicable United States federal or state law relating to bankruptcy, reorganization or other relief for debtors.
          If a Triggering Event occurs prior to January 1, 2006, the redemption price for the Class A Shares will be the “Triggering Event Price,” which is equal to the Purchase Price of $83.00 per share discounted at the rate of 4.6% per annum based on a 365-day year for the period beginning on the date of the Triggering Event and ending on January 1, 2006. Consequently, if a Triggering Event occurs prior to January 1, 2006, the Triggering Event Price for the Class A Shares would be less than the Purchase Price of $83.00 per share. For example, if a Triggering Event occurred on December 15, 2005, the Triggering Event Price would be $82.82.
          If there has not been a Short Form Merger and a Triggering Event occurs prior to January 1, 2007, Dreyer’s will be required to redeem out of legally available funds all outstanding Class A Shares. The Triggering Event Price for the Class A Shares will be equal to the Purchase Price of $83.00 per share if a Triggering Event occurs after January 1, 2006 and prior to January 1, 2007. The Governance Agreement also provides that Nestlé Holdings or Nestlé S.A. may elect, at their sole discretion, to offer to purchase the Class A Shares directly from the holders of Class A Shares at the Triggering Event Price. The right to redeem the Class A Shares due to a Triggering Event will terminate on January 1, 2007.
          In a bankruptcy or similar proceedings involving Dreyer’s or in a claim involving fraudulent conveyance, Dreyer’s may not be able to redeem the Class A Shares and pay the Triggering Event Price.
Upon the occurrence of a Triggering Event:
          •   Dreyer’s will immediately be relieved of its purchase obligations in respect of any Put Right; and
          •   Class A Shares will not be purchased under the Put Right, regardless of the proper exercise of the Put Right prior to the Triggering Event, and holders of such Class A Shares will instead receive the Triggering Event Price.

Miscellaneous Provisions Related to
the Put Right, the Call Right and a Triggering Event
Adjustments
          If Dreyer’s effects a subdivision or combination of the Class A Shares, whether by reclassification or otherwise, into a greater or lesser number of Class A Shares, then the Purchase Price, Redemption Price or the Triggering Event Price, as applicable, will be adjusted by multiplying the Purchase Price, Redemption Price or the Triggering Event Price, as applicable, in effect immediately prior to the event by the ratio of the number of Class A Shares outstanding immediately prior to the event to the number of Class A Shares outstanding immediately after the event. Additionally, if Dreyer’s pays any dividend on Class A Shares in Class A Shares, then the Purchase Price, Redemption Price or the Triggering Event Price, as applicable, will be adjusted based on this same formula.
Enforcement of Nestlé’s Obligations
          Under the Governance Agreement, Dreyer’s is required to take the actions as may be necessary to cause the performance by Nestlé of its obligations under the Governance Agreement. All determinations on behalf of Dreyer’s with respect to Nestlé’s performance under the Governance Agreement will be made by a majority of the Dreyer’s directors who are not designees of Nestlé.
Segregation of Funds
          Under the Restated Certificate and the Governance Agreement, all funds delivered to Mellon Investor Services for the purchase of Class A Shares pursuant to the Put Right, the Call Right or upon the occurrence of a Triggering Event will:
          •   always be held in a segregated account by Mellon Investor Services and not be subject to any lien or attachment of any creditor (including, without limitation, Mellon Investor Services) of any person or entity;
          •   never, whether in whole or in part, be transferred directly to Dreyer’s or become subject to Dreyer’s control or dominion;
          •   not be commingled with any other funds of Dreyer’s or any other person or entity; and
          •   be used solely by Mellon Investor Services for the purposes expressly described in the Restated Certificate.
          Except for any interest or investment returns on the funds held by Mellon Investor Services (which will be returned to Nestlé), any and all funds held by Mellon Investor Services will only be paid to, or, in the case of any withholdings for taxes, on behalf of, holders of Class A Shares, and no other entity will be paid any portion or all of the funds held by Mellon Investor Services or have any interest in or rights to these funds.
Purchased or Redeemed Class A Shares
          All Class A Shares purchased or redeemed by Dreyer’s under the Put Right, the Call Right or upon the occurrence of a Triggering Event will be retired and certificates representing the Class A Shares will be cancelled promptly after the purchase or redemption thereof. No additional Class A Shares will be issued after the date of redemption of Class A Shares under the Call Right.
Conversion
          Section (c)(iv) of Article FIFTH of the Restated Certificate provides that unless previously called for redemption on or prior to the Conversion Date, each Class A Share outstanding on the Conversion Date will be automatically converted into one Class B Share (the “Conversion”). The “Conversion

Date” will be either the close of business on June 30, 2007 or the date on which Nestlé and its affiliates own at least 90% of the issued and outstanding voting stock of Dreyer’s.
Short Form Merger
          The Governance Agreement provides that if at any time Nestlé and its affiliates own at least 90% of Dreyer’s outstanding voting stock and all Class A Shares are converted into Class B Shares, Nestlé will promptly cause a “short-form” merger between Dreyer’s and Nestlé (or its affiliate) (the “Short Form Merger”). Section 253 of the of the Delaware General Corporation Law (the “DGCL”) provides that if Nestlé owns at least 90% of the issued and outstanding shares of each class of Dreyer’s capital stock, a merger of Nestlé and Dreyer’s may be effected by executing, acknowledging and filing, in accordance with Section 103 of the DGCL, a certificate of such ownership and merger setting forth a copy of the resolution of Nestlé’s board of directors to so merge and the date of its adoption. Section 253 of the DGCL also provides that Nestlé (or its affiliate) may effect the Short Form Merger without the affirmative vote of, or prior notice to, Dreyer’s board of directors or stockholders. Therefore, upon the acquisition by Nestlé and its affiliates of at least 90% of Dreyer’s outstanding voting stock and the conversion of all Class A Shares into Class B Shares, Nestlé is obligated to effect the Short Form Merger without a meeting or vote of Dreyer’s stockholders or directors.
          In the absence of Triggering Event, if a Short Form Merger occurs before January 1, 2007, all holders of Class A Shares who did not previously exercise the Put Right will be entitled to receive a cash payment of $83.00 per share. Should a Short Form Merger occur, holders of Class A Shares who have not previously properly exercised the Put Right will receive a notification of the Short Form Merger from Nestlé along with instructions on how to receive payment for their shares.
Dividends and the Put Periods
          Under the Governance Agreement, the dividend policy of Dreyer’s is to pay a dividend not less than the greater of (i) $.24 per common share on an annualized basis or (ii) 30 percent of Dreyer’s net income per share for the preceding calendar year (net income, calculated for this purpose, excludes the ongoing non-cash impact of accounting entries arising from the accounting for the Merger and related transactions, including increases in amortization or depreciation expenses resulting from required write-ups, and entries related to recording of the Put Right or Call Right), unless Dreyer’s board of directors, in discharging its fiduciary duties, determines not to declare a dividend.
          Since the Merger Closing Date, Dreyer’s board of directors has declared a cash dividend of $.06 per share per quarter. If Dreyer’s board of directors declares a dividend of $0.06 per share for the quarter ended December 31, 2005, the record date for determining stockholders eligible to receive such a dividend would normally be December 30, 2005. If a dividend is declared by Dreyer’s board of directors to be paid to the stockholders of record on December 30, 2005, all holders of record of Class A Shares on December 30, 2005 will be entitled to receive such dividend payment even if they have exercised the Put Right prior to that date. Any dividend payment will be made in 2006.
Stockholder Notification
          Dreyer’s has instructed Mellon Investor Services to provide a list of stockholders and security positions for the purpose of disseminating this Notice of Put Right to holders of record of Class A Shares on November 28, 2005. This Notice of Put Right and the related Letter of Transmittal will be mailed to record holders of Class A Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Class A Shares.

Material United States Federal Income Tax Consequences of the Purchase of Class A Shares
          Sales of Class A Shares pursuant to the exercise of the Put Right, the Call Right and the exchange of Class A Shares for cash pursuant to the Short Form Merger will be taxable transactions for federal income tax purposes and may also be taxable under applicable state, local and other tax laws. Gain or loss will be capital gain or loss if the Class A Shares are held as capital assets by the stockholder. As individual tax situations differ, stockholders should consult with their individual tax and legal advisors concerning the tax treatment of the exercise of the Put Right. If you exercise your Put Right during the First Put Period, the Purchase Price for the Class A Shares will be paid to you in 2006 and Dreyer’s will record such purchase on its books as of the date of such payment. Dreyer’s will not make any such payment in 2005 nor will it record any purchase of Class A Shares in 2005.
Procedures for Exercising the Put Right
Acceptance for Payment and Payment for Class A Shares
          Subject to applicable rules of the Securities and Exchange Commission (“SEC”), Dreyer’s expressly reserves the right to delay acceptance for payment of, or payment for, Class A Shares in order to comply, in whole or in part, with any applicable law. Except for Class A Shares that are held directly by Mellon Investor Services (as Dreyer’s Transfer Agent) in book entry form, payment for Class A Shares delivered and accepted for payment pursuant to the Put Right will be made only after timely receipt by Mellon Investor Services of certificates evidencing such Class A Shares or a confirmation of a book entry transfer of such Class A Shares (a “Book Entry Confirmation”) into Mellon Investor Services Investor Service’s account at The Depository Trust Company (the “Depository Trust Company”), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents prior to the Expiration Time. For Class A Shares that are held directly in book entry form through an account in Mellon Investor Services’ Direct Registration System, payment for Class A Shares delivered and accepted for payment pursuant to the Put Right will be made only after timely receipt by Mellon Investor Services of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents.
          Payment of the Purchase Price for Class A Shares accepted for payment pursuant to the exercise of the Put Right will be made by Mellon Investor Services, which will act as agent for the delivering stockholders for the purpose of receiving payments from Nestlé Holdings, or its affiliates, and transmitting such payments to the delivering stockholders. Under no circumstances will interest on the Purchase Price be paid, regardless of any delay in making such payment.
          If any delivered Class A Shares are not accepted for payment pursuant to the terms and conditions of the Put Right for any reason, or if certificates are submitted for more Class A Shares than for which the Put Right has been exercised, certificates for such excess Class A Shares will be returned, without expense to the delivering stockholder (or, in the case of Class A Shares delivered by book entry transfer of such Class A Shares into Mellon Investor Services’ account at the Depository Trust Company pursuant to the procedures set forth above, such Class A Shares will be credited to an account maintained with the Depository Trust Company), as soon as practicable following expiration of the applicable Put Period.
          Nestlé Holdings reserves the right to transfer or assign in whole or in part from time to time to one or more of its affiliates the right to provide the funds to purchase all or any portion of the Class A Shares for which the Put Right has been properly exercised, but any such transfer or assignment will not relieve Nestlé Holdings of its obligations under the Governance Agreement to provide the funds to purchase Class A Shares for which the Put Right has been exercised and will in no way prejudice the rights of delivering stockholders to receive payment for Class A Shares that have been Validly Delivered (as defined below) and accepted for payment pursuant to the exercise of the Put Right.

Procedure for Validly Delivering Class A Shares
          For Class A Shares to be deemed “Validly Delivered” pursuant to the exercise of the Put Right, one of the following must occur:
          •   For Class A Shares represented by physical certificates: a properly completed and duly executed Letter of Transmittal in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, certificates for Class A Shares for which the Put Right has been exercised, and any other documents required by the Letter of Transmittal, must be received by Mellon Investor Services prior to the Expiration Time at one of its addresses set forth on the back cover of this Notice of Put Right; or
          •   For Class A Shares that are held in book entry form directly through Mellon Investor Services’ Direct Registration System: a properly completed and duly executed Letter of Transmittal in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by Mellon Investor Services prior to the Expiration Time at one of its addresses set forth on the back cover of this Notice of Put Right; or
          •   For Class A Shares Held in Book Entry form at the Depository Trust Company: such Class A Shares must be delivered pursuant to the procedures for book entry transfer described below (and the Book Entry Confirmation of such delivery received by Mellon Investor Services, including an Agent’s Message (as defined herein) if the delivering stockholder has not delivered a Letter of Transmittal), prior to the Expiration Time; or
          •   Guaranteed Delivery: the delivering stockholder must comply with the guaranteed delivery procedures set forth below.
          The term “Agent’s Message” means a message transmitted by the Depository Trust Company to, and received by, Mellon Investor Services and forming a part of a “Book Entry Confirmation,” which states that the Depository Trust Company has received an express acknowledgment from the participant in the Depository Trust Company delivering the Class A Shares which are the subject of such Book Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Dreyer’s may enforce such agreement against the participant.
Valid Delivery Through Book Entry Delivery of Class A Shares From the Depository Trust Company to Mellon Investor Services
          Mellon Investor Services has established an account with respect to the Class A Shares at the Depository Trust Company for purposes of the exercise of the Put Right. Any financial institution that is a participant in the Depository Trust Company’s systems may make a book entry transfer of Class A Shares by causing the Depository Trust Company to transfer such Class A Shares into Mellon Investor Services’ account in accordance with the Depository Trust Company’s procedures for such transfer. However, although delivery of Class A Shares may be effected through book entry transfer, either the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by Mellon Investor Services at one of its addresses set forth on the back cover of this Notice of Put Right by the Expiration Time, or the delivering stockholder must comply with the guaranteed delivery procedures described below.
Delivery of documents to the Depository Trust Company in accordance with its procedures does not constitute delivery to Mellon Investor Services.
The method of delivery of the Class A Shares, the Letter of Transmittal and all other required documents, including delivery through the Depository Trust Company, is at the election and risk of the delivering stockholder. Class A Shares will be deemed Validly Delivered only when actually received by Mellon Investor Services (including, in the case of a book entry transfer, by Book Entry Confirmation).
If delivery is by mail, it is recommended that the delivering stockholder use properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Time.
Signature Guarantees
          Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or by any other “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities and Exchange Act of 1934 (the “Exchange Act”) (each, an “Eligible Institution”). Most commercial banks, savings and loans associations and brokerage houses participate in a medallion signature guarantee program.
          Signatures on a Letter of Transmittal need not be guaranteed if:
          •   the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this section, includes any participant in the Depository Trust Company’s systems whose name appears on a security position listing as the owner of the Class A Shares) of the Class A Shares delivered therewith and such registered holder has not completed Box #7 entitled “Special Transfer Instructions” on the Letter of Transmittal; or
          •   such Class A Shares are delivered for the account of an Eligible Institution.
          If the certificates for Class A Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for Class A Shares not delivered or not accepted for payment are to be returned to a person other than the registered holder of the certificates surrendered, then the delivered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above.
Guaranteed Delivery
          A stockholder who desires to exercise the Put Right and who cannot comply with the procedures for book entry transfer on a timely basis, or who cannot deliver all required documents to Mellon Investor Services prior to the Expiration Time, may be deemed to have Validly Delivered such Class A Shares by following all of the procedures set forth below:
          •   such delivery of the Class A Shares is made by or through an Eligible Institution;
          •   a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Dreyer’s, is received by Mellon Investor Services, prior to the Expiration Time; and
          •   the certificates for all delivered Class A Shares, in proper form for transfer (or a Book Entry Confirmation with respect to all such Class A Shares), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and any other required documents, are received by Mellon Investor Services within three trading days after the date of execution of such Notice of Guaranteed Delivery. A “trading day” is any day on which NASDAQ is open for business.

          The Notice of Guaranteed Delivery may be delivered by hand to Mellon Investor Services or transmitted by facsimile transmission or mail to Mellon Investor Services and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.
Right of Withdrawal
          An exercise of the Put Right is revocable only if proper notice of such withdrawal, as set forth below, is received by Mellon Investor Services at or before 5:00 p.m. New York City time on December 30, 2005.
          For a withdrawal of the exercise to be effective, a signed written or facsimile transmission notice of withdrawal must be timely received by Mellon Investor Services at one of its addresses set forth on the back cover of this Notice of Put Right. Any such notice of withdrawal must specify the name of the stockholder having Validly Delivered the Class A Shares to be withdrawn, the number or amount of Class A Shares to be withdrawn and the names in which the certificate(s) evidencing the Class A Shares to be withdrawn are registered, if different from that of the person who Validly Delivered such Class A Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Class A Shares have been Validly Delivered for the account of any Eligible Institution.
          If Class A Shares have been Validly Delivered pursuant to the procedures for book entry transfer, any notice of withdrawal must specify the name and number of the account at the Depository Trust Company or through Mellon Investor Services’ Direct Registration System, as the case may be, to be credited with the withdrawn Class A Shares. If certificates for Class A Shares to be withdrawn have been Validly Delivered or otherwise identified to Mellon Investor Services, the name of the registered holder and the serial numbers of the particular certificates evidencing the Class A Shares to be withdrawn must also be furnished to Mellon Investor Services prior to the physical release of such certificates.
          All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Dreyer’s, in its sole discretion, which determination shall be final and binding. None of Dreyer’s, Nestlé, Mellon Investor Services or any of their affiliates will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of the exercise of the Put Right for Class A Shares may not be rescinded, and any Class A Shares for which the exercise of the Put Right is properly withdrawn will be deemed not to have been Validly Delivered for purposes of the Put Right. However, Class A Shares for which the exercise of the Put Right has been withdrawn may be Validly Delivered again by submitting a properly completed Letter of Transmittal along with certificates representing Class A Shares (if applicable) to Mellon Investor Services prior to 5:00 p.m. New York City time on January 13, 2006.
Lost, Missing or Destroyed Certificates
          Any holder of Class A Shares who has held their stock in certificated form will find their certificated ownership details in Box 4 of the Letter of Transmittal. Any holder of Class A Shares in certificated form may claim that some or all of their stock certificates are lost, missing or destroyed by completing the “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity” located in Box 6 of the Letter of Transmittal. The Affidavit and Agreement of Indemnity becomes valid only if the stockholder claiming lost, missing, or destroyed certificate(s) signs and notarizes the Letter of Transmittal in Box 6 and includes a payment for (1) a service fee plus (2) the surety fee of the indemnity bond (as calculated under the instructions in Box 6) and follows all other instructions as specified in Box 6 of the Letter of Transmittal. Any holder of Class A Shares claiming lost, missing or destroyed certificates(s) must also designate their intention to exercise the Put Right to receive the Purchase Price on none, all, or a specific portion of the total certificated shares in their account (located in Box 4 of the Letter of Transmittal).

Timing of Payments
          Delivering stockholders may be paid at different times depending upon when the properly completed Letter of Transmittal and certificates for Class A Shares or Book Entry Confirmations with respect to Class A Shares are actually received by Mellon Investor Services. Under no circumstances will interest on the Purchase Price for the Validly Delivered Class A Shares be paid, regardless of any delay in making such payment.
Exercise of Put Right Constitutes an Agreement
          The Valid Delivery of Class A Shares pursuant to one of the procedures described above will constitute a binding agreement between the delivering stockholder and Dreyer’s for the exercise of the Put Right, upon the terms and subject to the conditions of the Put Right.
Determination of Validity
          All questions as to the validity, form, eligibility (including time of receipt) and acceptance of delivery of Class A Shares will be determined by Dreyer’s in its sole discretion, which determination will be final and binding. Dreyer’s reserves the absolute right to reject any and all deliveries of Letters of Transmittal and Class A Shares determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Dreyer’s counsel, be unlawful. Dreyer’s also reserves the absolute right to waive any defect or irregularity in the delivery of any Letter of Transmittal or Class A Shares by any particular stockholder whether or not similar defects or irregularities are waived in the case of other stockholders. No Class A Shares will be deemed to have been Validly Delivered until all defects and irregularities relating to the delivery thereof have been cured or waived. None of Nestlé, Dreyer’s, Mellon Investor Services or any other person will be under any duty to give notification of any defects or irregularities in deliveries or incur any liability for failure to give any such notification. Dreyer’s interpretation of the terms and conditions of the Put Right (including the Letter of Transmittal and Instructions thereto) will be final and binding.
Backup Withholding
          In order to avoid “backup withholding” of federal income tax on payments of cash pursuant to the exercise of the Put Right, a stockholder surrendering Class A Shares must, unless an exemption applies, provide Mellon Investor Services with such stockholder’s correct taxpayer identification number (“TIN”) on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding. If a stockholder does not provide such stockholder’s correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the exercise of the Put Right may be subject to backup withholding of 30%. All stockholders who are United States tax payers surrendering Class A Shares pursuant to the exercise of the Put Right should complete and sign the main signature form and the Substitute Form W-9 included as Box 2 on the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Dreyer’s and Mellon Investor Services). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Non-corporate foreign stockholders should complete and sign the main signature form and a Form W-8BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, a copy of which may be obtained from Mellon Investor Services, in order to avoid backup withholding.

Treatment of Special Categories of Dreyer’s Securities
Treatment of Stock Options Under the Put Right and the Call Right
          As of September 6, 2005, options to purchase 209,642 Class A Shares which were vested and exercisable were outstanding under Dreyer’s equity incentive plans (the “Stock Options”). Holders of Stock Options are not eligible to participate in the Put Right or the Call Right unless such holder first exercises the applicable vested Stock Option. If you wish to exercise your vested Stock Options, please contact:

Dreyer’s Grand Ice Cream Holdings, Inc. Attention: People Support 5929 College Avenue Oakland, California 94618 (510) 601-4247
Treatment of Stock Options Under the Short Form Merger
          Under the terms of the Merger Agreement, the Governance Agreement and the documents governing the Stock Options, immediately prior to and contingent upon the consummation of a Short Form Merger, the vesting of all outstanding Stock Options will accelerate in full. Upon the consummation of a Short Form Merger, all outstanding Stock Options will be converted into the right to receive a cash payment per Class A Share equal to the difference of:

(a)	either: (1) $83.00, if the Short Form Merger is consummated prior to January 1, 2007, (2) $88.00, if the Short Form Merger is consummated on or after January 1, 2007, or (3) the Triggering Event Price should a Triggering Event occur; minus

(b)	the per share exercise price underlying the outstanding Stock Option; minus

(c)	withholding for applicable taxes (such net payment, the “Stock Option Payment”).
          Following a Short Form Merger, holders of Stock Options will be sent a notification from Nestlé that the Short Form Merger has been consummated along with payment of the Stock Option Payment.
Exercising the Put Right for Class A Shares Acquired Under DGIC’s Secured Stock Plan
          Under the provisions of the DGIC Secured Stock Plan, DGIC loaned certain stockholders funds that were used entirely to purchase shares of common stock of DGIC which were subsequently converted into Class A Shares. Certain of these stockholders continue to have one or more of these loans outstanding in return for which Dreyer’s (as the successor in interest to DGIC) continues to hold a security interest in the Class A Shares purchased using such loans. Certificates representing such Class A Shares are held in escrow by Dreyer’s subject to repayment of all outstanding principal and interest due under such loans.
          If you own Class A Shares and continue to have outstanding one or more loans under the Dreyer’s Secured Stock Plan, you are eligible to exercise the Put Right with respect to such shares and receive a cash payment per Class A Share equal to difference between:
          (a)           $83.00; minus
          (b)           the outstanding principal and interest under due the Dreyer’s Secured Stock Plan; minus
          (c)           withholding for applicable taxes (such net payment, the “Secured Stock Payment”).
          Holders of Class A Shares acquired under the DGIC Secured Stock Plan who wish to exercise the Put Right for such Class A Shares may do so, provided that they first contact Dreyer’s to request Dreyer’s to send such share certificates as well as the information as to the amount of the Secured Stock Payment to Mellon Investor Services. Upon receipt from the stockholder by Mellon Investor Services of a properly executed Letter of Transmittal and the information and certificate from Dreyer’s, such stockholders will receive the Secured Stock Payment, as well as a closing statement from Dreyer’s setting forth the calculation of the Secured Stock Payment.
          For further information on how to exercise the Put Right for such Class A Shares, please contact:

Dreyer’s Grand Ice Cream Holdings, Inc. Attention: Leanne Pratt 5929 College Avenue Oakland, California 94618 Tel: (510) 610-4343
Treatment of Class A Shares Held by the DGIC Stock Fund
          Approximately 380,000 Class A Shares are held by the Charles Schwab Trust Company on behalf of the Dreyer’s Grand Ice Cream, Inc. Stock Fund (the “Stock Fund”), a unitized trust of the Dreyer’s Grand Ice Cream, Inc. Savings Plan (the “401(k) Plan”), a defined contribution qualified benefit plan offered to employees of Dreyer’s. Participants in the 401(k) Plan have the option to choose to allocate a portion of their holdings in the 401(k) Plan to be invested in the Stock Fund, which in turn must invest such funds in Class A Shares while retaining such cash as is necessary to administer sales and purchases under the Stock Fund. An investment in the Stock Fund does not provide participants with legal title to such Class A Shares, which is retained by the Stock Fund. Participants in the Stock Fund thus hold the right to units in the unitized trust, and such units in turn consist of a mix of Class A Shares and the cash necessary to administer the Stock Fund.
          The Stock Fund is administered by a committee (the “Administrative Committee”), whose members have fiduciary responsibilities to Stock Fund participants, as set forth under regulations promulgated by the U.S. Department of Labor’s Pension and Benefit Welfare Administration under authority contained in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
          In the context of more traditional transactions, such as tender offers, participants in defined contribution retirement plans may be accorded the opportunity by the trustees of such plans to have “pass through” decision making, whereby the trustees of the particular plan follow the instructions of the plan’s individual participants in deciding whether or not, and to what extent, to participate in a tender offer. The 401(k) Plan has had provisions providing for such pass through voting for the last several years.
          However, the Put Right presents unique circumstances that are not present in other transactions. For example, unlike in a tender offer where customarily all decisions by stockholders to participate in the tender offer is accepted by the offeror at one time, under the terms of the Restated Certificate, decisions by holders of Class A Shares to exercise the Put Right often must be accepted on a daily basis during either of the Put Periods. The potential daily reallocation of investments in the Stock Fund, which are not immediately liquidated and returned to Stock Fund participants, presents substantially increased transaction costs which must be absorbed by Stock Fund participants and creates the possibility of inequitable financial consequences for Stock Fund participants who elect not to exercise the Put Right. Accordingly, the Administrative Committee has notified Dreyer’s that it has elected not to “pass through” the right to exercise the Put Right to the participants in the Stock Fund. Therefore, individual participants in the Stock Fund will not have the right to exercise their Put Rights for Class A Shares held by the Stock Fund. Further, at a regular meeting of the Administrative Committee on September 1, 2005, the 401(k) Plan was amended to give the Administrative Committee the right to direct the trustee as to whether to exercise the Put Right on behalf of the participants of the Stock Fund.
          Each of Nestlé and Dreyer’s disclaims any authority or responsibility for decisions taken or to be taken by the Administrative Committee.

Certain Information Concerning Dreyer’s
          Dreyer’s is a Delaware corporation with its principal executive offices located at 5929 College Avenue, Oakland, California 94618. Dreyer’s manufactures and distributes ice cream and other frozen snack products. The “Dreyer’s Grand Ice Cream” line of products is marketed throughout the western United States, Texas and certain markets in the Far East. The “Edy’s® Grand® Ice Cream” line of products is sold under the Edy’s brand name throughout the remaining regions of the United States and certain markets in the Caribbean and South America. Dreyer’s manufactures and/or distributes products under license from affiliates of Nestlé S.A., including Häagen-Dazs® ice cream, Nestlé® Drumstick® ice cream sundae cones, Nestlé Crunch® and Nestlé® Butterfinger® ice cream bars and Carnation® ice cream sandwiches. Dreyer’s branded products, including licensed and joint venture products, enjoy strong consumer recognition and loyalty. Dreyer’s also manufactures under license and/or distributes branded ice cream and frozen snack products for other companies.
          As of the date hereof,
          (a)           Dreyer’s has informed Nestlé that, after making reasonable inquiry of its executive officers, directors and affiliates, Dreyer’s has been informed by the following executive officer of Dreyer’s that he intends to exercise the Put Right and cause Dreyer’s to purchase his Class A Shares:

Name	Title

Thomas M. Delaplane	Executive Vice President — Sales
          (b)           none of Dreyer’s executive officers, directors or affiliates have made any public recommendation with respect to the Put Right; and
          (c)           Dreyer’s has not received any appraisal, report or opinion on the fairness of the Put Right.
          Information regarding beneficial ownership of the Class A Shares and Class B Shares as well as agreements between Dreyer’s and its executive officers are set forth in Schedule B to this Notice of Put Right.

Price Range of Class A Shares; Dividends
          The Class A Shares are quoted on NASDAQ under the symbol “DRYR.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices for the Class A Shares on NASDAQ based upon public sources:

	Sales Price

Fiscal Year	High	Low

2003
Third Quarter	$79.00	$77.05
Fourth Quarter	$77.82	$77.16
2004
First Quarter	$79.00	$77.55
Second Quarter	$79.24	$78.80
Third Quarter	$80.00	$78.97
Fourth Quarter	$80.50	$79.90
2005
First Quarter	$80.80	$80.25
Second Quarter	$81.71	$80.65
Third Quarter (through September 6)	$81.88	$81.22
          On September 6, 2005, the reported closing price of the Class A Shares on NASDAQ was $81.88 per Class A Share. Stockholders are urged to obtain a current market quotation for the Class A Shares.
          Since the Merger Closing Date, the Dreyer’s board of directors has declared a cash dividend of $.06 per share per quarter. Please see “Miscellaneous Provisions Related to the Put Right, the Call Right and a Triggering Event – Dividends and the Put Periods” on page 29 for additional information regarding the possible declaration and payment of dividends during the First Put Period.

Selected Consolidated Financial Information
          The following table sets forth summary historical consolidated financial data for Dreyer’s as of and for the six months ended June 25, 2005 and June 26, 2004 and as of and for each of the years ended December 25, 2004 and December 27, 2003.
          This data and the comparative per share data set forth below are extracted from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in Dreyer’s Annual Report on Form 10-K for the year ended December 25, 2004 and the unaudited consolidated interim financial statements and other financial information contained in Dreyer’s Quarterly Reports on Form 10-Q for the quarterly periods ended on March 26, 2005 and June 25, 2005, including the notes thereto. More comprehensive financial information is included in such reports (including management’s discussion and analysis of financial condition and results of operation) and other documents filed by Dreyer’s with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. The financial statements included as Item 8 in Dreyer’s Annual Report on Form 10-K for the year ended December 25, 2004 and Item 1 in Dreyer’s Quarterly Report on Form 10-Q for the quarterly periods ended on June 25, 2005 and June 26, 2004 are hereby incorporated herein by this reference. Copies of such reports and other documents may be examined at or obtained from the SEC in the manner set forth below.

	For Six Months Ended		For the Years Ended
	June 25,	June 26,	December 25,	December 27,
	2005	2004	2004	2003

	(In Thousands, except share amounts)
Statement of Operations Data
Total net revenues	$812,804	$767,724	$1,588,428	$1,190,561
Total costs and expenses	890,692	838,387	1,721,212	1,305,311
Net loss	(57,083)	(43,104)	(81,891)	(75,735)
Net loss available to Class A callable puttable and Class B common stockholders	(201,239)	(168,726)	(342,366)	(191,780)
Balance Sheet Data
Current assets	424,052	426,446	321,512	357,517
Non-current assets	2,991,572	2,730,228	2,925,182	2,733,906
Current liabilities	244,944	204,062	240,319	191,862
Non-current liabilities	707,060	448,742	507,864	383,679
Class A callable puttable common stock	2,428,839	2,071,364	2,251,040	1,903,314
Total stockholders’ equity	34,781	432,506	247,471	612,568
Cash dividends declared per common share	0.12	0.12	0.24	0.18
Average shares of common stock outstanding	95,433	94,472	94,563	78,681

Ratio of Earnings to Fixed Charges
          The following table sets forth certain historical information regarding earnings to fixed charges ratio for Dreyer’s for the six months ended June 25, 2005 and for each of the years ended December 25, 2004 and December 27, 2003.
Ratio of Earnings to Fixed Charges
(Unaudited)

	For Six Months
	Ended	For the Years Ended
	June 25, 2005	December 25, 2004	December 27, 2003
(in thousands, except ratio)
Earnings:
Loss before income taxes and income from equity investees	$(79,048)	$(135,577)	$(115,999)
Fixed charges	6,311	9,314	4,793
Amortization of capitalized interest	747	1,600	756
Amortization of debt issuance costs	—	1,267	351
Distributed earnings from equity investees	1,160	2,793	1,249
Less capitalized interest	1,959	1,681	379

Loss from continuing operations before fixed charges	$(68,871)	$(118,922)	$(108,471)

Fixed Charges:
Interest expense, net of capitalized interest	$6,311	$9,291	$4,103
Capitalized debt issuance costs	—	23	690

Total fixed charges	$6,311	$9,314	$4,793

Ratio of Earnings to Fixed Charges	(10.91)	(12.77)	(22.63)
Comparative Per Share Data
          The following table sets forth certain historical per share data for Dreyer’s. Net loss per share of common stock and book value per share of common stock is presented for the six months ended June 25, 2005 and June 26, 2004 and for each of the years ended December 25, 2004 and December 27, 2003.

	For Six Months Ended		For the Years Ended
	June 25,	June 26,	December 25,	December 27,
	2005	2004	2004	2003

Net loss per share	$(2.11)	$(1.79)	$(3.62)	$(2.44)
Book value per share	$25.81	$26.49	$26.29	$26.76
          Book value per share is not a term defined by generally accepted accounting principles. Book value per share is calculated by dividing the sum of Class A callable puttable common stock and Total stockholders’ equity by the total number of Class A Shares and Class B Shares outstanding.
          Except as otherwise set forth herein, the information concerning Dreyer’s contained in this Notice of Put Right, including in Schedule B hereto, has been provided by Dreyer’s or taken from or based upon publicly available documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto. Although Nestlé has no knowledge that would indicate that any statements contained herein based on such documents and records are untrue, Nestlé cannot take responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Dreyer’s to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Nestlé.

Available Information
          Dreyer’s is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information is available for inspection at the public reference room at the SEC’s offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and also is available for inspection and copying at the regional offices of the SEC located at the SEC address above and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies may be obtained, by mail, upon payment of the SEC’s customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and can be obtained electronically on the SEC’s Website at http://www.sec.gov.

Certain Information Concerning the Nestlé Entities
          Nestlé Ice is a corporation organized under the laws of Delaware and is principally engaged in the business of holding the Class B Shares. Nestlé Holdings is a corporation organized under the laws of Delaware and is principally engaged in the business of holding United States operating subsidiaries which produce and distribute food and beverage products. The address of the principal business and principal office of each of Nestlé Ice and Nestlé Holdings is Merritt View, 383 Main Avenue, Fifth Floor, Norwalk, Connecticut 06851.
          Nestlé S.A. is a corporation duly organized under the laws of Switzerland and is a holding company which holds interests in worldwide operating companies which: manufacture and sell food and beverage products throughout the world; engage in research and development activities; manufacture and sell cosmetic products; and develop, manufacture and sell pharmaceutical products. The address of its principal business and principal office is Avenue Nestlé 55, CH-1800 Vevey, Switzerland.
          Nestlé Ice is a wholly-owned subsidiary of Nestlé Holdings, which in turn is a wholly-owned subsidiary of Nestlé S.A.
          The name, citizenship, business address, business telephone number and current principal occupation (including the name, principle business and address of the organization in which such occupation is conducted) of each of the directors and executive officers of Nestlé Ice, Nestlé Holdings and Nestlé S.A. are set forth in Schedule A to this Notice of Put Right.
          Neither Nestlé nor any of its affiliated entities own or have a right to acquire any Class A Shares nor have they engaged in any transactions in Class A Shares in the past 60 days. Under the standstill provisions of the Governance Agreement, Nestlé has not acquired any Dreyer’s equity securities during the past two years. Nestlé has informed Dreyer’s that, after making reasonable inquiry, Nestlé does not believe that any of the persons listed in Schedule A hereto beneficially own Class A Shares, have a right to acquire Class A Shares or have engaged in any transactions in Class A Shares in the past 60 days.
          None of the executive officers, directors or affiliates of Nestlé have made any public recommendation with respect to the Put Right. Nestlé has not received any appraisal, report or opinion on the fairness of the Put Right.
          Except as set forth under Special Factors, there have been no negotiations, transactions or material contacts during the past two years between Nestlé, or, to the best of its knowledge, any of the persons listed in Schedule A hereto, on the one hand, and Dreyer’s or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets nor, to the best knowledge of Nestlé, have there been any such negotiations or material contacts between subsidiaries, executive officers and directors. Except as described under Special Factors, neither Nestlé nor, to the best of its knowledge, any of the persons listed in Schedule A hereto, has had any transaction with Dreyer’s or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the Put Right.

Source and Amount of Funds
          Nestlé estimates that $2.64 billion will be required to pay:
          •   the Purchase Price for all of the outstanding Class A Shares pursuant to the exercise of the Put Right;
          •   the Stock Option Payment in the event a Short Form Merger occurs; and
          •   related fees and expenses.
          The Purchase Price and related fees and expenses will be funded through a combination of available cash on hand, short-term borrowings and/or use of other new or existing debt facilities. Any financing activities will not be contingent upon any aspect of the Put Right and will not be contingent upon, or result in, a security interest in any Nestlé assets or Class B Shares.
Fees and Expenses; Persons Used
          Nestlé and Dreyer’s have jointly retained Mellon Investor Services to act as Depositary Agent, Information Agent and Solicitation Agent with respect to the Put Right. In addition, Mellon Investor Services continues to serve in its capacity as Transfer Agent for the Class A Shares as provided for in an agreement previously entered into by and between Dreyer’s and Mellon Investor Services. Nestlé and Dreyer’s have agreed to pay Mellon Investor Services reasonable and customary compensation for its services in connection with the Put Right. Nestlé and Dreyer’s have also agreed to reimburse Mellon Investor Services for its reasonable out-of-pocket expenses, including the fees and expenses of its counsel, in connection with the Put Right, and have agreed to indemnify Mellon Investor Services against certain liabilities and expenses in connection with the Put Right.
          Brokers, dealers, commercial banks and trust companies will be reimbursed by Dreyer’s for customary mailing and handling expenses incurred by them in forwarding material to their customers.
          Various officers and employees in the finance, human resources, investor relations and legal departments at Dreyer’s have participated, and are anticipated to continue to participate, in the administration of the Put Right.
          The following is an estimate of the fees and expenses to be incurred by Nestlé and Dreyer’s in connection with the First Put Period, which have been mutually determined upon consultation between Nestlé and Dreyer’s:

SEC Filing Fees	$310,174
Legal Fees and Expenses	350,000
Accounting Fees and Expenses	5,000
Depositary/ Information Agent/ Solicitation Fees	112,200
Printing and Mailing Costs	43,067
Miscellaneous	4,559

Total	$825,000
          Nestlé has not made any provisions in connection with this Put Right for Dreyer’s stockholders to access its files or for Nestlé to provide counsel, legal advice or tax advice to Dreyer’s stockholders at Nestlé’s expense.

Certain Legal Matters
Forward Looking Disclaimers
          Statements that Nestlé or Dreyer’s may publish, including those included in this Notice of Put Right, that are not purely historical and that relate to the Put Rights, the Call Right, a Triggering Event, the Short Form Merger, Nestlé, Dreyer’s or their businesses or proposals are “forward-looking statements.” These statements are based on Nestlé’s and Dreyer’s current expectations and involve risks and uncertainties which include (i) whether a sufficient number of Class A Shares will be exercised pursuant to the Put Rights to enable the consummation of the Short Form Merger, (ii) whether Nestlé or Dreyer’s will elect to exercise the Call Right, (iii) general economic factors and capital market conditions and (iv) general industry trends (including trends relating to Dreyer’s products or prospects as an independent company or as a wholly-owned subsidiary of Nestlé). Nestlé and Dreyer’s wish to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements.
Short Form Merger Appraisal Rights
          If Nestlé acquires at least 90% of the outstanding voting stock of Dreyer’s, Nestlé will cause Nestlé Ice or another subsidiary of Nestlé to consummate a “short-form” merger pursuant to Section 253 of the DGCL. Section 253 of the DGCL provides that if Nestlé Ice or such other subsidiary owns at least 90% of the outstanding shares of each class of Dreyer’s capital stock, Nestlé Ice or such other subsidiary, may merge with Dreyer’s by executing, acknowledging and filing, in accordance with Section 103 of the DGCL, a certificate of such ownership and merger setting forth a copy of the resolution of Nestlé Ice or such other subsidiary’s board of directors to so merge (including a statement of the terms and conditions of the merger and the consideration to be paid upon surrender of the Class A Shares not owned by Nestlé and its subsidiaries) and the date of its adoption. Under Section 253 of the DGCL, such a merger of Dreyer’s with Nestlé Ice or such other subsidiary would not require the approval or any other action on the past of the board of directors or stockholders of Dreyer’s.
          Holders of Class A Shares do not have appraisal rights as a result of the Put Right or in the event of a Short Form Merger. Section 262(b)(1) of the Delaware General Corporation Law provides that appraisal rights are unavailable to stockholders of corporations that are designated as national market systems securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.
General Regulatory Compliance
          Nestlé and Dreyer’s are not aware of any licenses or other regulatory permits which are material to the business of Dreyer’s and which might be adversely affected by the Put Right or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required for the Put Right. Should any such approval or other action be required, it is currently contemplated that such approval or action would be sought or taken.
          The Put Right is not effective in (nor will deliveries be accepted from or on behalf of) holders of Class A Shares in any jurisdiction in which the Put Right, or the acceptance and purchase of Class A Shares thereunder, would not be in compliance with the laws of such jurisdiction. Nestlé and Dreyer’s are not aware of any jurisdiction in which the Put Right or the acceptance of Class A Shares in connection therewith would not be in compliance with the laws of such jurisdiction. Nestlé and Dreyer’s may, however, in their sole discretion, take such action as they may deem necessary to make the Put Right legal in any jurisdiction where it is not in compliance with the laws of such jurisdiction and to extend the Put Right to holders of Class A Shares in such jurisdiction.

Antitrust Compliance
          Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. As explained more fully below, however, neither the Put Right nor the Call Right, or in the event that Nestlé becomes the owner of 90% or more of the issued and outstanding voting stock of Dreyer’s as a result of the Put Right, the Call Right, or a Triggering Event, a Short Form Merger, are reportable transactions under the HSR Act.
          Nestlé currently owns directly or beneficially more than 50% of the outstanding voting securities of Dreyer’s. Under HSR Act reporting regulations, this level of ownership means that Nestlé is in “control” of Dreyer’s for the purposes of such regulations. Based on the foregoing, Nestlé believes that no filing under the HSR Act is required in connection with the Put Right, or in the event that Nestlé becomes the owner of 90% or more of the issued and outstanding shares of voting stock of Dreyer’s as a result of the Put Right, the Call Right, a Triggering Event or a Short Form Merger.
Federal Reserve Board Regulations
          Regulations G, T, U and X (the “Margin Regulations”) promulgated by the Federal Reserve Board place restrictions on the amount of credit that may be extended for the purpose of purchasing margin stock (including the Class A Shares) if such credit is secured directly or indirectly by margin stock. Nestlé is not providing funds for the purchase of Class A Shares pursuant to the Put Right through any credit that is secured directly or indirectly by margin stock. Therefore, the Margin Regulations are inapplicable to the fulfillment of Nestlé’s obligations under the Put Right.
Section 203 of the Delaware General Corporation Law and Dreyer’s Restated Certificate
          In general, Section 203 of the DGCL is an anti-takeover statute that prevents an “Interested Stockholder” (defined generally as a person with 15% or more of a corporation’s outstanding voting stock) of a Delaware corporation from engaging in a “Business Combination” (defined as a variety of transactions, including mergers) with such corporation for three years following the date such person became an Interested Stockholder unless:
          •   before such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction which resulted in such person becoming an Interested Stockholder;
          •   upon consummation of the transaction which resulted in such person becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock ownership plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be delivered or exchanged pursuant to the Put Right); or
          •   following the transaction in which such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.
          Section 203 provides that during such three-year period the corporation may not merge or consolidate with an Interested Stockholder or any affiliate or associate thereof, and also may not engage in certain other transactions with an Interested Stockholder or any affiliate or associate thereof, including without limitation:
          •   any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (except proportionately as a stockholder of the corporation) having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of a corporation;
          •   any transaction which results in the issuance or transfer by the corporation or by certain subsidiaries thereof of any stock of the corporation or such subsidiaries to the Interested Stockholder, except pursuant to a transaction which effects a pro rata distribution to all stockholders of the corporation;
          •   any transaction involving the corporation or certain subsidiaries thereof which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is owned directly or indirectly by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustments); or
          •   any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
          In connection with the Merger Agreement, Dreyer’s took all necessary corporate action to exempt Nestlé and its affiliates from the provisions of Section 203. Thus, Nestlé and Dreyer’s believe that the restrictions in Section 203 do not apply to any business combination between Nestlé (or one of its subsidiaries) and Dreyer’s.
State Takeover Laws
          A number of states have adopted laws and regulations applicable to acquiring securities of corporations which are incorporated in such states and/or which have substantial assets, stockholders, principal executive offices or principal places of business therein. In Edgar v. MITE Corporation, the Supreme Court of the United States held that the Illinois Business Takeover Statute, which made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and was therefore unconstitutional. In CTS Corporation v. Dynamics Corporation of America, the Supreme Court held that as a matter of corporate law, and in particular, those laws concerning corporate governance, a state may constitutionally disqualify an acquiror of “Control Class A Shares” (ones representing ownership in excess of certain voting power thresholds e.g. 20%, 33% or 50%) of a corporation incorporated in its state and meeting certain other jurisdictional requirements from exercising voting power with respect to those shares without the approval of a majority of the disinterested stockholders.
          Nestlé and Dreyer’s do not believe that any state takeover laws purport to apply to the Put Right or the Short Form Merger. Nestlé and Dreyer’s have not currently complied with any state takeover statute or regulation. Nestlé and Dreyer’s reserve the right to challenge the applicability or validity of any state law purportedly applicable to the Put Right or a Short Form Merger and nothing in this Notice of Put Right or any action taken in connection with the Put Right or the Short Form Merger is intended as a waiver of such right. If it is asserted that any state takeover statute is applicable to the Put Right or the Short Form Merger and if an appropriate court does not determine that it is inapplicable or invalid as applied to the Put Right or the Short Form Merger, Dreyer’s might be required to file certain information with, or to receive approvals from, the relevant state authorities, and Dreyer’s might be unable to accept for payment or pay for Class A Shares delivered pursuant to the exercise of the Put Right, or be delayed in consummating the purchase of Class A Shares pursuant to the exercise of the Put Right or a Short Form Merger. In such case, Dreyer’s may not be obliged to accept for payment or pay for any Class A Shares delivered pursuant to the Put Right.
Miscellaneous
          Nestlé has filed a Statement on Schedule TO and Dreyer’s has filed a Statement on Schedule 14D-9 and a Statement on Schedule 13e-4 (collectively, the “Statements”) with the SEC.

Such Statements were filed under the General Rules and Regulations under the Exchange Act and furnish information with respect to the Put Right. Each of Nestlé and Dreyer’s may file amendments to their respective Statements. Such Statements include within them the information required by the SEC’s Statement on Schedule 13E-3 relating to “going private” transactions. Such Statements and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the SEC in Washington, D.C.
          No person has been authorized to give any information or make any representation on behalf of Nestlé or Dreyer’s not contained in this Notice of Put Right or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

Dreyer’s Grand Ice Cream Holdings, Inc.
Nestlé S.A.
Nestlé Holdings, Inc.
Nestlé Ice Holdings, Inc.
                      , 2005

Schedule A
Information concerning the
Executive Officers and Directors of Nestlé
Nestlé Ice Holdings, Inc.
Executive Officers and Directors

Present Principal
Name	Present Business Address	Occupation	Citizenship

EXECUTIVE OFFICER

Manfred R. Lehmann	Nestlé Ice Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Blvd. Glendale, California 91203	Vice President and Treasurer of Nestlé Holdings, Inc.	Switzerland and United States

DIRECTOR

Manfred R. Lehmann	Nestlé Ice Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Blvd. Glendale, California 91203	Vice President and Treasurer of Nestlé Holdings, Inc.	Switzerland and United States

Nestlé Holdings, Inc
Executive Officers and Directors

Present Principal
Name	Present Business Address	Occupation	Citizenship

EXECUTIVE OFFICERS

Joseph M. Weller	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	President, Chief Executive Officer and Chairman of the Board	United States

Rock Foster	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	Vice President and Controller	United States

Kristin Adrian	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	Senior Vice President, General Counsel and Secretary	United States

Alexander Spitzer	Nestlé Holdings, Inc. 383 Main Avenue, 5th Floor Norwalk, Connecticut 06851	Senior Vice President, Taxes	United States

Manfred R. Lehmann	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	Vice President and Treasurer	Switzerland and United States

Kimberly A. Lund	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	Vice President and Chief Information Officer	United States

Mark E. Siegal	Nestlé Holdings, Inc. 383 Main Avenue, 5th Floor Norwalk, Connecticut 06851	Vice President, Taxes	United States

Gary Kirschenbaum	Nestlé Holdings, Inc. 383 Main Avenue, 5th Floor Norwalk, Connecticut 06851	Vice President, Taxes	United States

Present Principal
Name	Present Business Address	Occupation	Citizenship

DIRECTORS

Joseph M. Weller	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	President, Chief Executive Officer and Chairman of the Board	United States

Rock Foster	Nestlé Holdings, Inc. c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	Vice President and Controller	United States

Nestlé S.A.
Executive Officers and Directors

Present Principal
Name	Present Business Address	Occupation	Citizenship

EXECUTIVE OFFICERS

Peter Brabeck-Letmathe	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Chairman and Chief Executive Officer	Austria

Francisco Castaner	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Pharmaceuticals and Cosmetics Products, Liaison with L’Oréal Human Resources, Corporate Affairs	Spain

Wolfgang Reichenberger	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Finance, Control, Legal, Tax, Purchasing, Export	Austria and Switzerland

Lars Olofsson	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Europe	Sweden

Werner Bauer	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Technical, Production, Environment, Research and Development	Germany

Frits Van Dijk	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Asia, Oceania, Africa and Middle East	Netherlands

Edward A. Marra	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Strategic Business Units, Marketing	Canada and United States

Carlo Donati	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President Chairman and CEO of Nestlé Waters	Switzerland

Present Principal
Name	Present Business Address	Occupation	Citizenship

Paul Bulcke	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Executive Vice President United State of America, Canada, Latin America, Caribbean	Belgium

Chris Johnson	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Deputy Executive Vice President GLOBE Program, IS/IT, Strategic Supply Chain, eNestlé	United States

Luis Cantarell	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Deputy Executive Vice President Nestlé Nutrition	Spain

Richard T. Laube	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Deputy Executive Vice President Corporate Business Development Manager	Switzerland and United States

DIRECTORS

Peter Brabeck-Letmathe	Nestlé S.A. Avenue Nestlé 55 CH-1800 Vevey Switzerland	Chairman and Chief Executive Officer of Nestlé S.A.	Austria

Günter Blobel	Rockefeller University Laboratory of Cell Biology 1230 York Avenue New York, New York 20021-6399	Professor	Germany

Peter Böckli	Böckli Bodmer & Partner Case postale 2348 CH-4002 Basel Switzerland	Lawyer, Law Professor emeritus	Switzerland

Daniel Borel	Logitech Europe S.A. Moulin du Choc D CH-1122 Romanel-sur-Morges Switzerland	Chairman of Logitech International S.A.	Switzerland

Present Principal
Name	Present Business Address	Occupation	Citizenship

Edward George	c/o Linda Scott NM Rothschild & Sons Ltd New Court St. Swithen’s Lane GB-London EC4P 4DU Great Britain	Former Governor of the Bank of England	United Kingdom

Rolf Hänggi	c/o Rüd, Blass & Cie AG Privatbank Selnaustrasse 32 CH-8039 Zürich Switzerland	Consultant	Switzerland

Nobuyuki Idei	Sony Corporation 6-7-35 Kitashinagawa Shinagawa-ku Tokyo, Japan 141-0001	Chief Corporate Advisor of Sony Corporation	Japan

André Kudelski	Kudelski S.A. Route de Geneve Case postale 134 CH-1033 Cheseaux Switzerland	Chairman and Chief Executive Officer of the Kudelski Group	Switzerland

Andreas Koopmann	Bobst Group S.A. Case postale CH-1001 Lausanne Switzerland	Chief Executive Officer of the Bobst Group S.A.	Switzerland

Jean-Pierre Meyers	L’Oreal S.A. 41, Rue Martre F-92117 Clichy-Cedex France	Vice Chairman of L’Oréal S.A.	France

Carolina Müller-Möhl	Müller-Möhl Group Weinplatz 10 Postfach CH-8022 Zürich Switzerland	Chair of Müller- Möhl Group	Switzerland

Kaspar Villiger	c/o Markwalder & Partner Monbijoustrasse 22 Postfach CH-3001 Bern Switzerland	Former President of the Swiss Confederation	Switzerland

Schedule B
Certain Additional Information About Dreyer’s
Security Ownership of Certain Beneficial Owners
Class A Callable Puttable Common Stock
          The following table sets forth information as of September 6, 2005, concerning the beneficial ownership of Dreyer’s Class A Callable Puttable Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who is known to Dreyer’s to be the beneficial owner of more than five percent of such class:

	Number of		Percent of All
	Shares Beneficially	Percent	Classes of
Name and Address of Beneficial Owner	Owned*	of Class*	Common Stock

Bank of America Corporation(1)	2,501,931	8.01%	2.61%
101 South Tyron Street Charlotte, NC 28255
Carlson Capital L.P.(2)	2,483,898	7.96	2.59
2100 McKinnery Avenue Dallas, TX 75201
CIC Banque CIAL(3)	4,932,967	15.80	5.15
31 rue Jean Wenger-Valentin 6700 Strasbourg, France
Gabelli Asset Management, Inc.(4)	2,597,414	8.32	2.71
One Corporate Center Rye, NY 10580
Intrepid Funding Master Trust(5)	2,500,000	8.01	2.61
c/o Wilmington Trust Company as Owner, Trustee 1100 North Market Street Wilmington, DE 19890
Andrew H. Tisch, Daniel R. Tisch, James J. Tisch and Thomas J. Tisch(6)	2,876,748	9.21	3.00
c/o TowerView LLC 500 Park Avenue New York, NY 10022

*	The number of shares beneficially owned and percentages were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who holds the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Percentages were calculated on the basis of 31,219,672 shares of Class A Shares and 64,564,315 shares of Class B Shares outstanding as of September 6, 2005.

(1)	Based on a Schedule 13G filed jointly by Bank of America Corporation (“BofA”), NationsBanc Montgomery Holdings Corporation (“NationsBanc”), Banc of America Securities, LLC (“BofA Securities”), NB Holdings Corporation (“NB Holdings”), Bank of America, NA (“BofA NA”), NMS Services Inc. (“NMS”) and NMS Services (Cayman) Inc. (“NMS Cayman”) with the SEC on June 30, 2005. BofA is the parent holding company of NationsBanc, BofA Securities, NB Holdings, BofA NA, NMS and NMS Cayman. Consists of 2,501,931 shares beneficially owned by BofA as to which BofA shares voting and dispositive power. Each of NationsBanc and BofA Securities beneficially own 1,930 shares and share voting and dispositive power with respect to such shares. NB Holdings beneficially owns 1,931 shares and shares voting and dispositive power with respect to such shares. BofA NA beneficially owns 1 share and has sole voting and dispositive power with respect to such share. Each of NMS and NMS Cayman beneficially own 2,500,000 shares and share voting and dispositive power with respect to such shares.

(2)	Based on a Schedule 13G filed jointly by Carlson Capital, L.P., Asgard Investment Corp. and Clint D. Carlson with the SEC on June 30, 2005. Consists of 2,483,898 shares held for the accounts of Carlson Capital, L.P.’s clients and held by Mr. Carlson for his own account. Each of Carlson Capital, L.P., Asgard Investment Corp. and Clint D. Carlson beneficially own such shares and have sole voting and dispositive power with respect to such shares.

(3)	Based on a Schedule 13D filed by CIC Banque CIAL (“CIC”) with the SEC on March 23, 2005. Consists of 4,932,967 shares beneficially owned by CIC and CIC has sole voting and dispositive power with respect to such shares.

(4)	Based on a Schedule 13D filed jointly by Mario J. Gabelli (“Mario Gabelli”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Investors, Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”), MJG Associates, Inc. (“MJG Associates”), Gabelli & Company, Inc. Profit Sharing Plan (the “Gabelli Plan”), Gabelli Foundation, Inc. (the “Foundation”), Gabelli Group Capital Partners, Inc. (“Gabelli Partners”), Gabelli Asset Management, Inc. (“GBL”) (collectively, the “Reporting Persons”) with the SEC on July 27, 2005. Consists of 2,597,414 shares beneficially owned by Mario Gabelli, including 1,191,000 shares beneficially owned by Gabelli Funds, 1,110,573 shares beneficially owned by GAMCO, 163,241 shares beneficially owned by GSI, 6,300 shares beneficially owned by MJG Associates, 20,000 shares beneficially owned by the Gabelli Plan, 23,300 shares beneficially owned by the Foundation, 80,000 shares beneficially owned by Gabelli Asset Management and 3,000 shares beneficially owned by Mario Gabelli. Gabelli Partners is the parent company of GBL and GBL is the parent company of GAMCO, GSI (the parent company of Gabelli & Company, Inc.), Gabelli Funds and Gabelli Advisors. Mario Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and GBL, and the Chief Investment Officer for Gabelli Funds, GAMCO, Gabelli & Company, Inc., the Foundation and Gabelli Partners. Mario Gabelli is the sole shareholder, director and employee of MJG Associates. GBL and is the majority shareholder of GSI and the largest shareholder of Gabelli Advisers. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the other Reporting Persons. GSI is deemed to have beneficial ownership of the Securities beneficially owned by Gabelli & Company, Inc. GBL and Gabelli Partners are deemed to have beneficial ownership of the shares owned beneficially by each of the Reporting Persons other than Mario Gabelli and the Foundation. Each of the Reporting Persons has the sole voting and dispositive power with respect to the shares beneficially owned by such Reporting Person, except that GAMCO does not have the authority to vote 100,300 of the shares, Gabelli Funds has sole voting and dispositive power with respect to the shares beneficially owned by it, subject to certain restrictions, and the voting and dispositive power of Mario Gabelli, GBL and Gabelli Partners is indirect with respect to the shares beneficially owned directly by the other Reporting Persons.

(5)	Based on a Schedule 13D filed by Intrepid Funding Master Trust (“Intrepid Funding”) and Intrepid Portfolios LLC (“Intrepid Portfolios”) with the SEC on November 19, 2004. Consists of 2,500,000 shares beneficially owned by Intrepid Portfolios. Intrepid Funding is the parent company and Intrepid Portfolios and is deemed to beneficially own the shares held by Intrepid Portfolio. Intrepid Funding and Intrepid Portfolios share voting and dispositive power with respect to all 2,500,000 shares.

(6)	Based on a Schedule 13G/A filed jointly by Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch (collectively the “Tisch Reporting Persons”) with the SEC on February 10, 2005. Consists of 500,200 shares beneficially owned by Andrew H. Tisch, 1,743,748 shares beneficially owned by Daniel R. Tisch, 500,200 shares beneficially owned by James S. Tisch and 497,600 shares beneficially owned by Thomas J. Tisch. The Tisch Reporting Persons share voting and dispositive power with respect to 125,000 of the shares beneficially owned by each of them, which shares are held in the name of the Tisch Foundation. Each of the Tisch Reporting Persons are managers of the Tisch Foundation. 375,200 of the shares beneficially owned by Andrew H. Tisch are held in the names of trusts for his benefit and, by virtue of his status of the trustee of such trusts, he has sole voting and dispositive power with respect to such shares. 375,200 of the shares beneficially owned by Daniel R. Tisch are held in the names of trusts for his benefit and, by virtue of his status of the trustee of such trusts, he has sole voting and dispositive power with respect to such shares. 22,400 of the shares beneficially owned by Daniel R. Tisch are held in the name of Four-Fourteen Partners, LLC and, by virtue of his status as manager of Four-Fourteen Partners, LLC, he has sole voting and dispositive power with respect to such shares. 1,174,866 of the shares beneficially owned by Daniel R. Tisch are held in the name of TowerView LLC and, by virtue of his status as manager of TowerView LLC, he has sole voting and dispositive power with respect to such shares. 78,682 of the shares beneficially owned by Daniel R. Tisch are held in the name of the Damial Foundation and he has sole voting and dispositive power with respect to such shares. 375,200 of the shares beneficially owned by James S. Tisch are held in the names of trust for his benefit and, by virtue of his status as the trustee of such trusts, he has sole voting and dispositive power with respect to such shares. 350,200 of the shares beneficially owned by Thomas J. Tisch are held in the name of a trust for his benefit and by virtue of his status as the trustee of such trusts he has sole voting and dispositive power with respect to such shares.

Class B Common Stock
          The following table sets forth information as of September 6, 2005, concerning the beneficial ownership of Dreyer’s Class B Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known to Dreyer’s to be the beneficial owner of more than five percent of such class:

	Number of		Percent of All
	Shares Beneficially	Percent	Classes of
Name and Address of Beneficial Owner	Owned*	of Class*	Common Stock*

Nestlé Ice Holdings, Inc.(1) c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203	64,564,315	100%	67.41%

*	The number of shares beneficially owned and percentages were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who holds the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Percentages were calculated on the basis of 31,219,672 Class A Shares and 64,564,315 Class B Shares outstanding as of September 6, 2005.

(1)	Based on a Schedule 13D/ A filed jointly by Nestlé Ice Holdings, Inc., Nestlé Holdings, Inc. and Nestlé S.A. with the SEC on July 7, 2005. Nestlé Ice Holdings, Inc. is a wholly-owned indirect subsidiary of Nestlé Holdings, Inc., and Nestlé Holdings, Inc. is a wholly-owned subsidiary of Nestlé S.A. Nestlé S.A. has ultimate voting and dispositive power for the Class B Shares held by Nestlé Ice Holdings, Inc.

Security Ownership of Management
          The following table sets forth information as of September 6, 2005, concerning the beneficial ownership of Dreyer’s Class A Shares by each director of Dreyer’s, the Chief Executive Officer and each of the four other most highly compensated executive officers of Dreyer’s (the five officers are referred to as the “Named Executive Officers”), and all directors and executive officers of Dreyer’s as a group. None of such persons owns any Class B Shares. Except as otherwise noted, each person has sole voting and sole investment power with respect to the shares shown:

	Number of		Percent of All
	Shares Beneficially	Percent	Classes of
Name and Address of Beneficial Owner	Owned*	of Class*	Common Stock*

T. Gary Rogers(1)	805,713	2.58	**
Thomas M. Delaplane(2)	720	**	**
J. Tyler Johnston(3)	720	**	**
Timothy F. Kahn(4)	676	**	**
William R. Oldenburg(5)	720	**	**
Jan L. Booth(6)	2,000	**	**
Peter Brabeck-Letmathe(7)	0	**	**
William F. Cronk, III(8)	248,182	**	**
Jean-Marie Gurné(7)	0	**	**
Tahira Hassan(7)	0	**	**
John W. Larson	0	**	**
Carlos E. Represas(7)	0	**	**
Timothy P. Smucker	0	**	**
Joe Weller(7)	0	**	**
Directors and executive officers as a group (14 persons)	1,058,731	3.39	1.11

*	The number of shares beneficially owned and percentages were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who holds the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Percentages were calculated on the basis of 31,219,672 shares of Class A Callable Puttable Common Stock and 64,564,315 shares of Class B Common Stock outstanding as of September 6, 2005.

**	Less than one percent.

(1)	Held by the Rogers Revocable Trust for which Mr. Rogers and his wife serve as co-trustees (Mr. Rogers and his wife share the voting and investment power with respect to such shares).

(2)	Held by Mr. Delaplane and his wife as co-trustees of the Delaplane Family Trust (Mr. Delaplane and his wife share the voting and investment power with respect to such shares).

(3)	Held by the Tyler and Melanie Johnston Trust for which Mr. Johnston and his wife serve as co-trustees (Mr. Johnston and his wife share the voting and investment power with respect to such shares).

(4)	Held by the Kahn Adams Family Living Trust.

(5)	Held by the William R. Oldenburg and Deborah Oldenburg Trust for which Mr. Oldenburg and his wife serve as co-trustees (Mr. Oldenburg and his wife share the voting and investment power with respect to such shares).

(6)	Held by the Jan L. Booth 2004 Trust for which Ms. Booth serves as the trustee (Ms. Booth has sole voting and investment power with respect to such shares).

(7)	Mr. Brabeck-Letmathe, Mr. Gurné, Ms. Hassan, Mr. Represas and Mr. Weller disclaim beneficial ownership with respect to the shares of Series B Common Stock held by Nestlé and its affiliates.

(8)	Held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees (Mr. Cronk and his wife share the voting and investment power with respect to such shares).
Agreements Between Dreyer’s and Its Executive Officers
Stock Options
          No stock options were granted to the Named Executive Officers during the period beginning on December 28, 2003, the first day of Dreyer’s 2004 fiscal year, through December 25, 2004 the last day of Dreyer’s’s 2004 fiscal year.
          The following table provides information on option exercises during the period beginning on December 28, 2003, the first day of Dreyer’s 2004 fiscal year, through December 25, 2004, the last day of Dreyer’s’s 2004 fiscal year, by the Named Executive Officers and the value of such officers’ unexercised in-the-money options as of December 25, 2004:
Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number		Underlying Unexercised		In-The-Money Options
	of Shares		Options at FY-End(#)		at FY-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

T. Gary Rogers	102,847	5,563,985	0	205,693	0	11,359,851
Timothy F. Kahn	37,076	1,957,813	0	73,476	0	4,064,622
Thomas M. Delaplane	103,810	6,646,236	48,133	69,547	2,656,997	3,839,214
William R. Oldenburg	148,193	8,937,819	0	69,547	0	3,838,214
J. Tyler Johnston	35,133	1,846,316	0	69,547	0	3,838,214
Employment Contracts, Employment Termination and Change of Control Arrangements
          In connection with the Merger Agreement, Dreyer’s entered into employment agreements with each of the Named Executive Officers. Each employment agreement became effective on the Merger Closing Date.
          During his employment under the employment agreement, Mr. Rogers has full authority to operate the day-to-day business affairs of Dreyer’s and he agreed to devote substantially his full time and attention to the business and affairs of Dreyer’s. During their employment under the employment agreements, the other Named Executive Officers agreed to devote substantially their full time and attention to the business and affairs of Dreyer’s.
          Each Named Executive Officer’s base salary during the term of his employment agreement will not be less than his annual base salary as in effect on the date the employment agreement was signed, as it may be increased in accordance with Dreyer’s normal salary adjustment practices. In addition, each Named Executive Officer will be awarded an annual cash bonus on terms and conditions not less favorable than those in effect as of the date the employment agreement was signed. Each Named

Executive Officer also will be offered long-term incentive compensation opportunities comparable to those previously provided to the Named Executive Officer by DGIC through stock options, which will be made available through awards under the 2004 Dreyer’s Long Term Incentive Plan (“LTIP”). Each Named Executive Officer is also entitled to other benefits and perquisites on par with other executives of Dreyer’s and not less favorable than those provided to the Named Executive Officer on the date the employment agreement was signed.
          If the Named Executive Officer’s employment is terminated by Dreyer’s for cause, or by the Named Executive Officer without “good reason” (as defined in the employment agreement), the Named Executive Officer will receive a lump-sum payment of any accrued but unpaid base salary, annual bonus and vacation pay and the Named Executive Officer’s unvested stock options that were deferred under the employment agreement will be forfeited.
          If Dreyer’s terminates the Named Executive Officer’s employment other than for death, disability or cause, or if the Named Executive Officer resigns for good reason, the Named Executive Officer will:
          (1) receive a lump sum payment of:
          •   His base salary for the remaining term of the employment agreement;
          •   An amount equal to the annual bonus percentage that applies if all performance targets are met multiplied by the total amount of his base salary for the remaining term of the employment agreement; and
          •   The value of additional 401(k) benefits he would have received had he continued to be employed by Dreyer’s for the remaining term of the employment agreement;
          (2) receive any accrued but unpaid base salary, vacation pay and annual bonus as of the date of termination;
          (3) continue to earn long-term incentive compensation, on the same terms as if the Named Executive Officer’s employment had not been terminated, for the remaining term of the employment agreement;
          (4) be entitled to receive welfare and fringe benefits for the remaining term of the employment agreement; and
          (5) be entitled to immediate vesting of the stock options that were deferred under the employment agreement, with continued exercisability as provided by their terms, or, if longer, until the day after the put rights have ceased to be exercisable (but in no event after the termination of their original term).
          Dreyer’s will pay the Named Executive Officer’s legal fees and expenses incurred in any dispute involving his employment agreement, unless the court finds that the Named Executive Officer’s claim was frivolous or maintained in bad faith. Dreyer’s also will provide outplacement services to the Named Executive Officer. If any payments or benefits the Named Executive Officer receives are subject to the United States federal excise tax on excess parachute payments under Section 4999 of the Code, he will receive an additional payment to restore him to the after-tax position that he would have been in if the United States federal excise tax had not been imposed.
          Each employment agreement includes a waiver by the Named Executive Officer of the accelerated vesting of the Named Executive Officer’s unvested stock options as a result of the Merger by Dreyer’s Board of Directors. Under each employment agreement, these stock options have vested and will vest as follows:
          •   the shares subject to options which qualify as incentive stock options under the Code vested as to 2/3 of such shares on June 26, 2004 and June 26, 2005, with the remaining 1/3 of such shares vesting on April 3, 2006; and

          •   the shares of Class A Callable Puttable Common Stock subject to options which qualify as non-statutory stock options under the Code vested as to 2/3 of such shares in equal installments on December 1, 2003 and December 1, 2004, with the remaining 1/3 of such shares to vest on April 3, 2006.
          The vesting of these stock options are subject to the continuation of the Named Executive Officer’s service to Dreyer’s and are subject to accelerated vesting in certain cases as described above.
          On March 9, 2005, Dreyer’s announced that Doug Holdt had been appointed to serve as Executive Vice President – Finance and Administration and Chief Financial Officer of Dreyer’s. Mr. Holdt’s employment with Dreyer’s commenced on April 4, 2005. Mr. Holdt’s annual compensation consists of a base salary of $420,000 with a bonus opportunity of 65% of his base salary which will be determined in accordance with the terms established for Dreyer’s’s other executive officers. In addition, Mr. Holdt is eligible to receive 43,902 units under Dreyer’s’s 2004 LTIP. Finally, Dreyer’s contributed $300,000 to Mr. Holdt’s account under Dreyer’s’s 2004 Deferred Compensation Plan which will vest in 5 equal installments over 5 years.

Questions and requests for assistance may be directed to Mellon Investor Services at the telephone number and location listed below. Requests for additional copies of this Notice of Put Right, the Letter of Transmittal, the Notice of Guaranteed Delivery and other materials related to the Put Right may be directed to Mellon Investor Services at its telephone number and location listed below, and will be furnished promptly at Dreyer’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Put Right.
The Depositary Agent, Information Agent, Solicitation Agent and Transfer Agent for the Put Right is:

Mellon Investor Services

A Mellon Financial CompanySM
By Telephone: 9 a.m. to 6 p.m. New York City time, Monday through Friday, except for bank holidays:
          From within the U.S., Canada or Puerto Rico:
                   1-888-256-2660 (Toll Free)
          From outside the U.S.:
                   1-201-329-8660 (Collect)
          For the hearing impaired:
                   TDD from within the U.S., Canada or Puerto Rico: 1-800-231-5469 (Toll Free)
                   TDD from outside the U.S.: 1-201-329-8354 (Collect)

By Mail	By Overnight Courier	By Hand
Mellon Investor Services LLC Reorganization Department P.O. Box 3301 South Hackensack, New Jersey 07606	Mellon Investor Services LLC Reorganization Department Mail Stop – Reorg 480 Washington Blvd. Jersey City, NJ 07032	Mellon Investor Services LLC Reorganization Department 120 Broadway, 13th Floor New York, New York 10271
By Facsimile Transmission (for Eligible Institutions only): (201) 296-4293
     Confirm by Telephone: (201) 296-4860